FILE NO. 581-2575



                                  DEED OF LEASE



                                     BETWEEN


                           ZMD SPORTS INVESTMENTS INC.
                                (THE "LANDLORD")



                                       AND


                                SPORT MASKA INC.
                                 (THE "TENANT")

                                TABLE OF CONTENTS

                           ZMD SPORTS INVESTMENTS INC.
       SECTION                                                       PAGE
       -------                                                       ----

 1.    CERTAIN BASIC LEASE PROVISIONS .................................  1
 2.    DEFINITIONS ....................................................  2
 3.    TERM ...........................................................  5
 4.    OCCUPANCY ......................................................  6
 5.    MINIMUM NET NET RENTAL .........................................  6
 6.    RENTAL ON NET NET RETURN BASIS .................................  6
 7.    ADDITIONAL RENTAL ..............................................  7
 8.    PAYMENT OF TENANT'S PROPORTIONATE SHARE ........................  7
 9.    CONTESTATION OF TAXES ..........................................  8
10.    UTILITIES AND EQUIPMENT ........................................  8
11.    USE OF PREMISES ................................................  8
12.    PLATE GLASS AND DOOR SIGNS .....................................  9
13.    PROHIBITED ACTIVITIES ..........................................  9
14.    CONDITION OF PREMISES ..........................................  9
15.    INTENTIONALLY DELETED ..........................................  9
16.    MAINTENANCE AND REPAIRS ........................................  9
17.    INSPECTION AND REPAIR .......................................... 10
18.    ODOURS, DUST OR NOISE .......................................... 10
19.    GARBAGE, DEBRIS, REFUSE AND EXTERMINATION ...................... 10
20.    ACCESS ......................................................... 11
21.    PARKING ........................................................ 11
22.    SIGNS OF LANDLORD .............................................. 11
23.    SIGNS OF TENANT ................................................ 11
24.    LANDLORD'S WORK ................................................ 12
25.    IMPROVEMENTS AND ALTERATIONS ................................... 12
26.    CSST ........................................................... 14
27.    INSURANCE REQUIREMENTS ......................................... 15
28.    CANCELLATION OF INSURANCE ...................................... 16
29.    DAMAGE OR DESTRUCTION .......................................... 16
30.    TRANSFER CONSENT REQUIRED ...................................... 19
31.    INTENTIONALLY DELETED .......................................... 21
31A.   NONDISTURBANCE AGREEMENTS, USE OF RENT AND TENANT FINANCING .... 21
32.    ASSIGNMENT BY LANDLORD ......................................... 21
33.    EXPROPRIATION .................................................. 22
34.    EXTENSIONS ..................................................... 22
35.    DEFAULT ........................................................ 23
36.    FAILURE OF TENANT TO PERFORM ................................... 24
37.    BANKRUPTCY AND INSOLVENCY ...................................... 24
38.    INDEMNIFICATION ................................................ 24
39.    DISTURBANCE .................................................... 25
40.    NONWAIVER ...................................................... 25
41.    WAIVER OF COMPENSATION ......................................... 26
42.    IMPUTATION OF PAYMENTS ......................................... 26
43.    CUMULATIVE REMEDIES ............................................ 26
44.    UNAVOIDABLE DELAY .............................................. 26
45.    MANAGEMENT OF THE PROPERTY ..................................... 27
46.    RULES AND REGULATIONS .......................................... 27
47.    COMPLIANCE WITH LAWS AND REGULATIONS ........................... 27
48.    WINDOW COVERINGS ............................................... 27
49.    PERMITS AND LICENSES ........................................... 28
50.    EXPIRATION OF LEASE ............................................ 28
51.    MOVEABLE HYPOTHEC .............................................. 28
52.    DOMICILE AND NOTICES ........................................... 29
53.    SUCCESSORS AND ASSIGNS ......................................... 29
54.    DESCRIPTIVE HEADINGS ........................................... 29
55.    GOVERNING LAW / SEVERABILITY ................................... 29
56.    COST OF PREPARATION, REGISTRATION AND RADIATION ................ 29
57.    BROKERAGE COMMISSION ........................................... 30
58.    SCHEDULES ...................................................... 30
59.    CERTIFICATE OF INCORPORATION ................................... 30
60.    ENTIRE AGREEMENT ............................................... 30
61.    LANGUAGE ....................................................... 31

                                  DEED OF LEASE

          BETWEEN: ZMD SPORTS INVESTMENTS INC., a body politic and corporate, duly incorporated, having its head office and principal place of business in Montreal, Quebec herein acting and represented by Michael Zunenshine its duly authorized representative

                            (hereinafter the "Landlord")

                                                         PARTY OF THE FIRST PART

          AND: SPORT MASKA INC., a body politic and corporate, duly incorporated, having its head office and principal place of business in Montreal, Quebec, herein acting through and represented by Russell J. David, its Vice-President - Finance hereunto duly authorized as he so declares,

                            (hereinafter the "Tenant")

                                                        PARTY OF THE SECOND PART


1.      CERTAIN BASIC LEASE PROVISIONS

        The following are certain basic Lease provisions of this Lease.

1..1    Addresses for purposes of notice:

         Landlord:           6500 Trans Canada Highway, Suite 210
                             St. Laurent, Quebec H4T 1X4

         Tenant:             15855 Hubert Street
                             St. Hyacinthe, Quebec

1..2 Location of Premises: Leased Premises comprising of the Building and the property found on the land described in Schedule "B" annexed hereto.

1..3    Property:            15855 Hubert Street
                             St. Hyacinthe, Quebec

1..4    Area:                Approximately seventy-eight thousand
                             (78,000) square feet.

1..5    Term:                APRIL 11, 1997 TO JANUARY 31, 2005

1..6    Commencement Date:   APRIL 11, 1997

1..7    Termination Date:    January 31, 2005

1..8 Minimum Net Net Rental: An amount equal to TWO HUNDRED AND THIRTY-SIX THOUSAND NINE HUNDRED THREE DOLLARS AND TWENTY-EIGHT CENTS ($236,903.28) per annum, during the period from MAY 1, 1997 TO JANUARY 31, 2000 and TWO HUNDRED SIXTY-NINE THOUSAND THREE HUNDRED THREE DOLLARS AND TWENTY-EIGHT CENTS ($269,303.28) PER ANNUM, DURING THE PERIOD FROM FEBRUARY 1, 2000 TO JANUARY 31, 2005, the whole payable pursuant to the Article entitled "Minimum Net Net Rental".

1..9    Schedules:

                 "B"    -      Cadastral Description
                 "D"    -      MEASUREMENT OF PREMISES
                 "E"    -      Rules and Regulations
                 "F"    -      MOVEABLE HYPOTHEC
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                                                       MONTREAL INDUSTRIAL LEASE
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2.      DEFINITIONS

2..1 Additional Rental means: Any and all amounts due or becoming payable to the Landlord pursuant to this Lease other than the Minimum Net Net Rental, whether such amounts are specifically referred to as Additional Rental or not, the whole payable pursuant to the Article entitled "Additional Rental".

2..2 Architect means: The independent architect, engineer, or land surveyor named by Landlord from time to time.

2..3 Area means: The area of the Leased Premises as calculated in the manner stipulated in Schedule "D".

2..4 Building means: The building found on the parcel of land described in Schedule "B".

2..5 Capital Tax means: For the purpose of this lease, "Capital Tax" means the capital tax liability of the Landlord for each of the Landlord's fiscal years during the Term or any renewal thereof as per the Landlord's tax returns multiplied by the proportion that the net book value of the Property is of the net book value of the total assets of the Landlord, as determined in accordance with the Landlord's audited financial statements.

2..6    Commencement Date means: The first day of the Term.

2..7    Common Areas and Facilities means:

        (a) Those areas, facilities, utilities, improvements, equipment and installations in the Property which, from time to time, are not designated or intended by the Landlord to be used exclusively for the benefit of any individual tenant of the Property; and

        (b) Those areas, facilities, utilities, improvements, equipment and installations which serve or are for the benefit of the Property, whether or not located within, adjacent to, or near the Property and which are designated from time to time by the Landlord as part of the Common Areas and Facilities of the Property. Common Areas and Facilities include, without limitation, all areas, facilities, utilities, improvements, equipment and installations which are provided or designated (and which may be changed from time to time) by the Landlord for the use or benefit of the tenants, their employees, customers and other Persons for whom Landlord shall permit the use or benefit thereof, in the manner and for the purposes permitted by the Lease.

        (c) Without limiting the generality of (a) and (b) above, Common Areas and Facilities include the roof, exterior wall assemblies including weather walls, exterior and interior structural elements and bearing walls in the buildings and improvements comprising the Property; parking areas and parking garages, all entrances and exits thereto and all structural elements thereof, employee parking areas, truck courts, access roads, driveways, truckways, delivery passages, package pick-up stations; loading docks and related areas; pedestrian sidewalks, covered walkways and sidewalks; roadways; landscaped and planted areas; courts and arcades; public seating and service areas; corridors; bus kiosk, if any; roadways and stops; equipment, furniture, furnishings and fixtures; first aid stations; stairways, ramps, moving sidewalks, and other transportation equipment and systems; electrical, telephone, meter, valve, mechanical, mail, storage, service and janitor rooms and galleries; communication, security and fire prevention and protection
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                                                       MONTREAL INDUSTRIAL LEASE
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                systems; general signs; columns, pipes, electrical, plumbing, drainage, mechanical and all other installations, equipment or services located therein or related thereto, as well as the structures housing the same.

2..8 CPI means: The Consumer Price Index, all items Montreal, established by Statistics Canada or any index in substitution and/or replacement thereof, published by Statistics Canada or any other federal or provincial governmental agency. In the case of any required substitution, Landlord shall be entitled to make all necessary conversions for comparison purposes.

2..9 Date of Occupancy means: The date on which Landlord is ready to give possession of the Leased Premises to the Tenant, subject to the terms stipulated in the Article entitled "Occupancy".

2..10   INTENTIONALLY DELETED.

2..11 Landlord means: The party first hereinabove described or its successors and assigns.

2..12 Landlord's Work means: The work to be executed by Landlord as stipulated in the Articles entitled "Landlord's Work" and "Landlord's Work at Tenant's Expense".

2..13   Lease means: This agreement and all attached Schedules.

2..14   Leased Premises means: THE PREMISES DESCRIBED IN PARAGRAPH 1.2.

2..15 Lease Year means: In the case of the first Lease Year, a period commencing on the Commencement Date and terminating on the last day of the twelfth month thereafter and shall also refer to any succeeding twelve (12) month period thereafter.

2..16 Minimum Net Net Rental means: The amount stipulated in the Article entitled "Minimum Net Net Rental".

2..17 Operating Costs means: The aggregate of Landlord's annual costs and expenses incurred in insuring, operating, administering and if applicable, maintaining the Property and shall include, without duplication or limitation, the cost of:

        (i) all expenses incurred by Landlord in obtaining or attempting to obtain a reduction of real estate taxes, the whole subject to the Article of this Lease entitled "Contestation of Taxes";

        (ii) the cost of insuring the Property (including such insurance as the Landlord shall effect or shall be required to effect by
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                                                       MONTREAL INDUSTRIAL LEASE
                                                                          PAGE 4


                any secured creditor) against fire and any other perils which presently are or hereafter may be, from time to time, embraced by or defined in a standard fire insurance policy with extensive coverage, comprehensive general liability insurance, boiler and pressure vessel insurance, business interruption and/or loss of rentals insurance and such other insurance as the Landlord, acting reasonably, may deem necessary or advisable.

        (iii)   Capital Tax as defined herein.

        (iv) Debt Service in accordance with the Article entitled "Rental on Net Net Return Basis".

2..18 Person means, depending on context: Any person, firm, company, corporation, partnership, association, or any group or combination thereof.

2..19 Property means: The lands and buildings found on the lots described in Schedule "B".

2..20 Proportionate Share means: 100% of the Operating Costs and Taxes of the property and of the Leased Premises.

2..21 Sales Tax means: Any goods and services tax, business transfer tax, value-added tax, multi-stage sales tax, sales tax or any other tax imposed with respect to Minimum Net Net Rental and Additional Rental payable under this Lease, whatever name such tax may bear and whether such tax is in force at the date hereof or whether it is adopted subsequently. The amount of the Sales Tax so payable by Tenant shall be calculated by Landlord in accordance with the applicable legislation and shall be paid to Landlord at the same time as the amounts to which such Sales Tax apply or at such other time as Landlord may from time to time determine. Landlord shall have the same remedies for and rights of recovery of such amounts as it has for the recovery of Additional Rental.

2..22 Security means: Any hypothec, trust deed, debenture or other security to be placed from time to time on the Property or any part thereof for the purpose of securing any indebtedness of Landlord.

2..23 Taxes means: All taxes, whether special or general, including, without limitation, property taxes, municipal taxes, school taxes, levies, charges, rates including local improvement rates, duties and assessments that may now or in the future be levied, rated, charged or assessed against the Property, and/or all equipment and facilities thereon or therein, and/or the land described in Schedule "B" attached hereto, and/or any property on or in the Building owned or brought thereon or therein by the Landlord and/or against Landlord or Tenant and/or its Transferees in respect thereof, whether such taxes, rates, duties or assessments are charged by a municipal, parliamentary,
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                                                       MONTREAL INDUSTRIAL LEASE
                                                                          PAGE 5


        school or any other body of competent jurisdiction. If the system of real estate taxation shall be altered or varied and any new tax shall be levied or imposed on the Property and/or the revenues therefrom and/or the Landlord in substitution for and/or in addition to real estate taxes presently levied or imposed on immovables in the City, Region, Province or Country in which the Property is situated, then any such new tax or levy shall be included within the present definition of Taxes. However, Tenant shall not be responsible for any income tax or corporation taxes of the Landlord, save and except for its Proportionate Share of Capital Tax and Tenant shall be solely responsible for any Sales Tax.

2..24 Tenant means: The person executing this Lease as Tenant. Tenant also includes all employees, mandatories and contractors of Tenant, as well as any Person under Tenant's control or for whom Tenant is responsible.

2..25 Tenant Security means: Any trust deed, bond, debenture, pledge, commercial pledge, warehouse receipt, conditional sales contract, privilege, hypothec, charge or any other form of encumbrance or security granted by or agreed to by Tenant or any other Person (other than Landlord) with respect to its rights in this Lease, the Leased Premises, or any property, whether movable or immovable, located in or forming part of the Leased Premises, to secure, in whole or in part, any loan, indebtedness, credit line, or other obligation.

2..26 Tenant's Work means: The work to be executed by Tenant as stipulated in the Article entitled "Tenant's Work".

2..27 Term means: The period specified in the Article entitled "Term" and includes all renewals or extensions agreed to in writing by the Landlord.

2.28 Termination Date means: The last day of the Term as herein defined or any renewal thereof, or the last day of the Term or renewal thereof which is terminated prior to the Termination Date.

2..28 Transfer means: Any assignment or transfer of this Lease (other than as Tenant Security), any sublease or permitted occupation of all or any part of the Leased Premises to any Person (hereinafter the "Transferee") and any amalgamation or change in the effective control of the voting shares of Tenant if Tenant is a corporation, or any change in the partners constituting the partnership or any change in the interest of the partners in the partnership if Tenant is a partnership, from conditions existing on the date the corporation or the partnership first incurs any obligations to Landlord pursuant to this Lease, the whole whether effected by sale, by assignment, by operation of law or otherwise.

3.      TERM

        Landlord hereby leases the Leased Premises to Tenant for a Term commencing on the 11 day of APRIL 1997 and terminating on the last day of
January 2005 unless sooner terminated under the provisions hereof.
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                                                       MONTREAL INDUSTRIAL LEASE
                                                                          PAGE 6


        Should the Tenant continue to occupy the Leased Premises after the expiry of the Term, without a written agreement there shall be no tacit renewal and the Tenant shall pay to the Landlord, per diem, as liquidated damages, the highest per diem Minimum Net Net Rental payable during the Term and Additional Rental for the period of occupancy plus fifty percent (50%) thereof, without prejudice to any of Landlord's other rights and recourses including Landlord's right to obtain vacant possession or the Leased Premises. Tenant acknowledges that it is not to have the right to occupy the Leased Premises beyond the expiry of the Term.

4.      OCCUPANCY

        Tenant shall be allowed to occupy the Leased Premises on APRIL 11, 1997 (hereinafter referred to as the "Date of Occupancy").

5.      MINIMUM NET NET RENTAL

        DURING THE PERIOD FROM MAY 1, 1997 TO JANUARY 31, 2000, Tenant covenants and agrees to pay to Landlord in lawful money of Canada without deduction, abatement or set-off, a Minimum Net Net Rental OF TWO HUNDRED THIRTY-SIX THOUSAND NINE HUNDRED THREE DOLLARS AND TWENTY-EIGHT CENTS ($236,903.28) per annum, net, net, payable in equal consecutive monthly instalments, each in advance, on the first day of each month of NINETEEN THOUSAND SEVEN HUNDRED FORTY-ONE DOLLARS AND NINETY-FOUR CENTS ($19,741,94) each.

        DURING THE PERIOD FROM FEBRUARY 1, 2000 TO JANUARY 31, 2005, Tenant covenants and agrees to pay to Landlord in lawful money of Canada without deduction, abatement or set-off, a Minimum Net Net Rental OF TWO HUNDRED SIXTY-NINE THOUSAND THREE HUNDRED THREE DOLLARS AND TWENTY-EIGHT CENTS ($269,303.28) per annum, net, net payable in equal consecutive monthly instalments, each in advance, on the first day of each month of TWENTY-TWO THOUSAND FOUR HUNDRED FORTY-ONE DOLLARS AND NINETY-FOUR CENTS ($22,441.94) each.

        Any Minimum Net Net Rental due for any period of time during the Term which is less than a month shall be paid for on a pro-rated basis.

        The Minimum Net Net Rental shall be considered as annual and accruing from day to day and where it becomes necessary for any reason to calculate such rental for an irregular period of less than one (1) Lease Year, an appropriate apportionment and adjustment shall be made.

        The Minimum Net Net Rental as herein provided shall be paid to Landlord and/or its nominee at the Head Office of the Landlord, at 6500 Trans Canada Highway, SUITE 210, St. Laurent, Quebec, H4T 1X4, or at such other place in Canada as shall be designated by Landlord in writing to Tenant.

6.      RENTAL ON NET NET RETURN BASIS

        It is agreed and understood between the parties that the Minimum Net Net Rental herein shall be a revenue absolutely net, net to the Landlord, free of any and all costs and expenses of any nature whatsoever. Tenant shall pay on its own account, to the complete exoneration of Landlord, all Operating Costs and Taxes and any Additional Rental with respect to the Leased Premises unless otherwise stipulated in this Lease. The Landlord shall be responsible for any income tax or corporation taxes due by Landlord. Tenant shall pay its Proportionate Share of Capital Tax and Tenant shall be solely responsible for any Sales Tax.
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                                                       MONTREAL INDUSTRIAL LEASE
                                                                          PAGE 7


        Without limiting the generality of the foregoing, Tenant shall, in each and every Lease Year, pay and discharge or cause to be paid and discharged all license fees, public utility charges, water rates, sewer rates and other like fees, charges, rates and assessments that may be levied, charged, rated or assessed against the Leased Premises and/or all equipment and facilities thereon or therein and/or any property on the Leased Premises owned or brought thereon by Tenant, and any and every of its Transferees or visitors and/or against Landlord or Tenant in respect thereof, and every tax and license fee in respect of any and every business carried on therein, or with respect to the occupancy of the Leased Premises by Tenant (and any and every of its Transferees), whether such license fees, charges, rates, assessments and taxes are charged by municipal, parliamentary, school or any other body of competent jurisdiction, and all charges for public utilities including electric current, gas, water, steam or hot water used upon or in respect of the Leased Premises and for fittings, machines, apparatus, meters or other things leased in respect thereof and for all work or services performed by a corporation or commission in connection with such public utilities. Tenant shall indemnify and hold the Landlord harmless from and against payment of all losses, costs, charges and expenses occasioned by and arising from any and every such duty, license fee, charge, rate, assessment and tax.

        It is further agreed and understood that any amount and any obligation which is not expressly declared in this Lease to be that of the Landlord shall be deemed to be the obligation of the Tenant. Without limiting the generality of the foregoing, should at any time the taxation authorities directly attribute any part of the Taxes to the Leased Premises or the improvements therein, Tenant shall pay for same in addition to Tenant's Proportionate Share of the remainder of the Taxes.

        Tenant shall furnish to Landlord, immediately upon Landlord's request, a receipt or other appropriate evidence satisfactory to Landlord as to the payment of any amounts payable by Tenant pursuant to the present Article.

7.      ADDITIONAL RENTAL

        It is agreed and understood that Additional Rental other than Tenant's Proportionate Share, shall be payable on the first day of the month immediately following the date the said amount is claimed, or on such date as the Landlord may designate. Where the calculation of any Additional Rental is not made until after the Termination Date, the obligation of the Tenant to pay such Additional Rental shall survive the termination of this Lease and such amounts shall be payable by the Tenant upon demand by the Landlord.

8.      PAYMENT OF TENANT'S PROPORTIONATE SHARE

        Tenant shall pay to the Landlord throughout the Term or any renewals, its Proportionate Share of the Operating Costs and Taxes, as well as an administration fee equal to three percent (3%) of the said Operating Costs and Taxes and of the Minimum Net Net Rental.

        Notwithstanding anything to the contrary herein contained, the Landlord may, prior to the commencement of each calendar year or as soon thereafter as is reasonably possible, furnish to the Tenant an estimate of the Operating Costs and Taxes for such calendar year, and the Tenant shall pay to the Landlord, in advance, on the first day of each month during the year in question, Additional Rental equal to one twelfth (1/12) of the Tenants Proportionate Share of the estimated Operating Costs and Taxes. Should the first Lease Year of the Term not commence on the first (1st) day of January or should the last Lease Year of the Term not terminate on the thirty-first (31st) day of December, then prior to the Commencement Date of the Term or prior
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                                                       MONTREAL INDUSTRIAL LEASE
                                                                          PAGE 8


to the anniversary of the Commencement Date in the last Lease Year of the Term, as the case may be, or as soon thereafter as is reasonably possible, Landlord shall furnish to Tenant an estimate of the Operating Costs and Taxes for the part of the Lease Year in question, and the Tenant shall pay to the Landlord, in advance, on the first day of each month during the part of the Lease Year in question, Additional Rental equal to the Tenant's Proportionate Share of the estimated Operating Costs and Taxes divided by the number of months for that part of the Lease Year in question.

        After the end of each calendar year, or after the end of the Term in the case of the final Lease Year, the Landlord shall furnish the Tenant with financial statements setting forth the actual Operating Costs and Taxes for such calendar year (or part of the Lease Year, as the case may be) and the Tenant shall pay to the Landlord forthwith an amount equal to its Proportionate Share of the excess of the actual Operating Costs and Taxes over the estimated Operating Costs and Taxes. Should the estimated Operating Costs and Taxes exceed the actual Operating Costs and Taxes, the Tenant shall receive credit for its Proportionate Share of the excess. The appropriate adjustments shall be made between the parties hereto within thirty (30) days after the date on which the Landlord has furnished the Tenant with such statement.

9.      CONTESTATION OF TAXES

        Landlord shall have no obligation to contest, appeal, object to or litigate the levying or imposition of Taxes and/or any valuation imposed with respect thereto, and Landlord may settle, compromise, consent to, waive or otherwise determine, in its sole discretion, all matters and things relating thereto. Tenant MAY, UPON THE REASONABLE CONSENT OF LANDLORD, contest, appeal, object to or litigate the levying or imposition of real estate taxes.

        In the event that Landlord should contest any Taxes and thereafter receive a refund of any portion thereof, and provided Tenant shall have paid its Proportionate Share of said Taxes, the Landlord shall reimburse to the Tenant the Tenant's Proportionate Share of such refund.

10.     UTILITIES AND EQUIPMENT

        The Tenant shall pay for its electricity (including without limitation any electricity used for heating and/or air conditioning the Leased Premises), for the cost of operating, repairing, maintaining, replacing and inspecting the machinery and other facilities required for the heating, ventilating and air conditioning of the Leased Premises and facilities and gas, water, sewer and electric utility costs relating to same, telephone and all public utilities with respect to the Leased Premises.

        Throughout the Term of the Lease, the Tenant shall engage a qualified air conditioning maintenance contractor to maintain and repair the heating, ventilating and air conditioning system. The Tenant shall, within thirty (30) days of signing these presents, provide the Landlord with a copy of a duly executed heating, ventilating and air conditioning maintenance and repair contract, as well as all renewals of the said contract.

11.     USE OF PREMISES

        The Leased Premises shall be used by the Tenant only for offices, warehousing, manufacturing and distribution and for no other purpose.
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                                                       MONTREAL INDUSTRIAL LEASE
                                                                          PAGE 9


12.     PLATE GLASS AND DOOR SIGNS

        Any breakage of glass or plate glass in or about the Leased Premises and any damage to signs on Tenant's doors, except for breakage or damage caused by the negligence or fault of the Landlord or its employees or mandatories shall be charged to and payable by the Tenant.

13.     PROHIBITED ACTIVITIES

        Subject to the other terms and conditions of the Lease and in addition to any other prohibitions stipulated in the Lease, the Tenant undertakes:

        (i) not to bring upon the Leased Premises or any part thereof any machinery, equipment, article or thing that by reason of its weight, function or size might, AS REASONABLY DETERMINED BY TENANT, damage the Leased Premises and not to overload the floors of the Leased Premises at any time and if any damage is caused to the Leased Premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of Tenant, Tenant will forthwith pay to Landlord the cost of restoring the Leased Premises to their original condition;

        (ii) not to obstruct the sidewalks, entries, passage corridors and stairways, or use same for purposes other than for ingress and egress to or from the Leased Premises, and the Tenant shall save the Landlord harmless from damages to persons or property because of any articles thrown by the Tenant out of the windows or doors or down the passages of the Building.

14.     CONDITION OF PREMISES

        The Tenant represents that the Leased Premises have been examined by the Tenant and that the Tenant accepts the same, in the condition or state in which they are at the Date of Occupancy by Tenant, without representation or warranty, expressed or implied, oral or written, in fact or in law, by the Landlord, and without recourse to the Landlord as to the nature, condition or usability thereof or as to the use or uses to which the Leased Premises or any part thereof may be put.

15.     INTENTIONALLY DELETED

16.     MAINTENANCE AND REPAIRS

        Notwithstanding the provisions of Articles 1604(2), 1605 and 1627 of the Civil Code of Lower Canada, the Tenant shall, at its own expense, operate, maintain and keep the Leased Premises including all facilities, equipment and services, both inside and outside, available to the Tenant exclusively, in such good order and condition as they would be kept by a prudent owner and Tenant shall promptly make all needed repairs and replacements to the Leased Premises (save and except for those structural repairs and replacements that are exceptional, nonrecurring and result from latent defects) which a careful owner would make, including without limitation, the water, gas, drain and sewer connections, pipes and mains, electrical wiring, water closets, sinks and accessories thereof, and all equipment belonging to or connected with the Leased Premises or used in its operation.

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 10


17.     INSPECTION AND REPAIR

        Landlord and its representatives shall have the right, during all reasonable business hours during the Term, to enter the Leased Premises to examine the condition thereof and to ascertain whether Tenant is performing its obligations hereunder, and Tenant shall make any repairs which Tenant is obliged to make pursuant to the terms of this Lease. If Tenant fails to make any such repairs within thirty (30) days after written notice from Landlord requesting Tenant to do so, provided that such repairs may reasonably be made within the said period, Landlord may, without prejudice to any other rights or remedies it may have, make such repairs and charge the REASONABLE cost thereof to Tenant. Nothing in this Lease shall be construed to obligate or require Landlord to make any repairs for which the Tenant is responsible hereunder but Landlord shall have the right at any time to make emergency or urgent repairs without prior notice to Tenant and charge the REASONABLE cost thereof to Tenant. Any costs chargeable to Tenant hereinabove shall be payable forthwith on demand as Additional Rental and IF NOT PAID WITHIN THIRTY (30) DAYS shall bear interest from the date of such demand at the prime lending rate as determined by the Royal Bank of Canada on a daily basis plus four percent (4%) until paid to Landlord in full.

18.     ODOURS, DUST OR NOISE

        The Tenant warrants that no noxious/obnoxious odours, dust or noise will emanate from the Leased Premises as a result of the operations conducted by the Tenant therein and Tenant further covenants that it will not cause or maintain any nuisance in, at or on the Leased Premises and/or the Property and Tenant further warrants that it will not use the Leased Premises for any purpose or in any manner notwithstanding anything stated in this Lease which may cause noise, disturbance or noxious/obnoxious odours to the discomfort of other tenants, neighbours or to the public in general. Accordingly, the Tenant agrees that should such noxious/obnoxious odour, dust or noise conditions exist, or should Landlord receive any complaint of odours, dust, noise or any other nuisance, Tenant will, at its own cost and expense, take such steps as may be necessary to rectify the same, including any expertise Landlord may require, which expertise must be acceptable to Landlord, provided further that if the Tenant shall fail to commence to do so within TEN (10) DAYS hours and complete the same within a reasonable time after notice is received by the Tenant from the Landlord, then the Landlord may at its option and without prejudice to its other rights and recourses PROCEED FORTHWITH TO TAKE REASONABLE MEASURES TO CORRECT THE SAME.

19.     GARBAGE, DEBRIS, REFUSE AND EXTERMINATION

        The Tenant shall not place or leave or permit to be placed or left in or upon any part of the Property outside of the Leased Premises any debris or refuse except as allowed by the Landlord at specific times and deposited in areas indicated by the Landlord in proper receptacles provided and placed for that purpose by the Tenant and Tenant shall furthermore comply with any of Landlord's rules and regulations with respect to garbage containers. The Tenant shall arrange and pay for the cost of those services required to remove diligently and efficiently all of Tenant's garbage and refuse of any nature whatsoever.

        Tenant, at its sole cost shall keep, the Leased Premises shall be kept in a clean and sanitary condition and in accordance with the laws of the municipality in which the Property is located and in accordance with all other regulations of any agency having jurisdiction over the Property and in accordance with the instructions, policies and recommendations of Landlord's insurers. If any such laws, instructions, policies and recommendations by Landlord's insurers require any changes whatsoever to the Leased Premises, the Tenant shall effect such changes at its own expense but subject to the

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 11


approval of the Landlord. The Tenant agrees to provide strict measures for rat prevention and pest control and shall, if the Landlord deems the same to be necessary, enter into a regular contract with a firm of exterminators acceptable to Landlord. In the event that the Tenant fails to comply with the foregoing provisions, then Landlord, without prejudice to all of its other rights and recourses, shall have the right, without prior notice to the Tenant, to engage a firm of exterminators and to enter the Leased Premises with representatives of said firm in order to rectify the situation, the whole at Tenant's cost as Additional Rental.

20.     ACCESS

        The Landlord shall have the right of access to the Leased Premises only during reasonable business hours (except in the case of an emergency when Landlord shall have access at all times), and the right to perform such work as it chooses to do upon the Leased Premises, the Tenant renouncing any claim to any indemnity or reduction in rental provided such work be carried out with reasonable diligence AND PROVIDED SUCH WORK DOES NOT INTERFERE WITH THE TENANT'S BUSINESS.

21.     PARKING

        The Tenant acknowledges that the parking of its vehicle(s) and those of its customers in the parking facilities shall be at the risk and peril of Tenant and/or its customers, and that the Landlord shall not be responsible for any damages or loss whatsoever, whether caused by theft, fire or any other cause, to the Tenant's vehicle(s) or to those of its customers or to any property found in Tenant's vehicle(s) or those of its customers or for any injury to Tenant or other Persons on or in the immediate vicinity of the parking facilities and Tenant hereby releases Landlord of all liabilities of whatsoever nature with respect to the above.

22.     SIGNS OF LANDLORD

        Landlord shall have the right, SIX (6) MONTHS PRIOR TO THE TERMINATION DATE, to place upon the Property a notice of reasonable dimensions and reasonably placed in order not to interfere with the business of Tenant, stating that the Property is for sale and/or rent, and Landlord shall have the right, during the last six (6) months prior to the Termination Date, to place upon the Leased Premises a notice of reasonable dimensions and reasonably placed stating that the Leased Premises are for rent and Tenant will not remove any such notice or knowingly permit either of them to be removed.

        Landlord shall have the right to exhibit the Leased Premises DURING THE LAST SIX (6) MONTHS OF THE LEASE TO ANY PROSPECTIVE TENANT OR AT ANY TIME DURING THE LEASE TO ANY HYPOTHECARY CREDITOR OR POTENTIAL PURCHASER, DURING ALL business hours of the Tenant and Tenant hereby renounces to Article 1645 of the Civil Code of Lower Canada.

23.     SIGN OF TENANT

        The Tenant shall be entitled, at its expense, to install on the Leased Premises such signs as are normally installed in connection with its business, as well as to identify itself on the exterior front of the Building provided such signs comply with municipal by-laws and with the Rules and Regulations as established from time to time by Landlord in accordance with the Article entitled "Rules and Regulations", and provided further that the Tenant obtains Landlord's consent for both the sign and its location. Furthermore, the authorization

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 12


to install a sign will be issued in exchange for a deposit equivalent to the estimated cost of the repair of the supporting Building surface following the removal of the sign and Landlord shall not pay any interest to Tenant on said deposit. The installed sign must be subject to inspection by the Landlord who will proceed to the inspection upon receipt of proof of municipal permit and, in the case of electrified signs, of proof of approval by the Canadian Standards Association or other governing body.

        Except as provided above and unless specifically provided for in this Lease, Tenant shall not be entitled to install or put up any signs or posters of whatsoever nature on the windows of the Leased Premises and/or the Building and/or the Property.

        All civic numbers are supplied and installed at Tenants expense by the Landlord according to its standards. The Tenants identification at the rear of the Building is also supplied and installed by the Landlord at Tenants expense according to Landlord's standard # 20.11.87 attached to the Rules and Regulations in Schedule E.

        In the event that Tenant installs any sign without satisfying the requirements of this Article, Tenant shall remove such sign upon receipt of Landlord's notice. If Tenant fails to remove such sign within twenty-four (24) hours of receipt of Landlord's notice, then Landlord shall have the right, without further notice or any form of legal process, to remove same at Tenants expense and to repair any damages caused by such removal. Landlord shall not be responsible for damages to Tenant's property or sign resulting from such removal. Tenant expressly waives its recourse in damages against the Landlord and shall hold Landlord harmless of any claim by any third party with respect to the said sign. Tenant shall immediately pay Landlord for all costs described hereinabove, upon demand, as Additional Rental.

24.     LANDLORD'S WORK

        The Leased Premises shall be delivered in an "as is" basis and Tenant accepts same in the condition in which they are at the signing of these presents.

25.     IMPROVEMENTS AND ALTERATIONS

        (a) The Tenant shall not have the right to execute any changes, alterations, additions, erections, leasehold improvements, repairs and installations to the Leased Premises (hereinafter the "Work"), unless it has obtained Landlord's prior written consent, WHICH WILL NOT BE UNREASONABLY WITHHELD OR DELAYED. In the event Landlord consents to such Work, then Tenant undertakes to conform to the conditions stipulated hereunder.

        (i) All Work shall be carried out with reasonable dispatch and in a good workmanlike manner and in compliance with all applicable permits, authorizations, building and zoning bylaws and with all regulations and requirements of all competent authorities having jurisdiction over the Leased Premises;

        (ii) The Property shall at all times be free of all pledges, registered privileges and any other encumbrances;

        (iii) If the cost of any Work shall be in excess of five thousand dollars ($5,000.00) as reasonably estimated by Landlord, Landlord may require Tenant to furnish security REASONABLY

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 13


                satisfactory to Landlord guaranteeing the completion of the Work, the payment of the cost thereof and that the Property is free and clear of all pledges, registered privileges and any other encumbrances;

        (iv) Tenant shall maintain workmen's compensation insurance covering all persons employed in connection with the Work and shall produce evidence of such insurance to Landlord and Tenant shall also maintain such general liability insurance for the protection of Landlord and Tenant upon the terms Landlord may reasonably require, as well as contractor's protective liability insurance. Tenant shall further comply with all of the stipulations of the Article entitled "CSST" (Commission de la Sante et de la Securite au Travail du Quebec);

        (v) The Tenant shall promptly pay for all materials supplied and work done in respect of the Leased Premises in order to ensure that no privilege is registered against any portion of the Property. If a privilege is registered or filed, the Tenant shall forthwith discharge it at its expense, failing which the Landlord may, at its option, discharge the same by paying the amount claimed to be due into court or directly to any such privilege claimant and the amount so paid and all expenses of the Landlord including any judicial and extrajudicial costs and attorney's fees incurred by the Landlord shall be paid by the Tenant to the Landlord within five (5) days after demand.

                It is agreed and understood that no Work by or on behalf of Tenant shall be permitted which, in Landlord's REASONABLE judgement, may weaken or endanger the structure or adversely affect the condition or operation of the Leased Premises and/or the Property or diminish the value thereof or restrict or reduce Landlord's coverage for insurance purposes.

        (b) Notwithstanding the contents of (a) above, Landlord may, at its sole option and discretion SUBMIT A BID FOR THE PERFORMANCE OF THE WORK APPROVED BY LANDLORD. IF TENANT DOES NOT SELECT LANDLORD'S BID, TENANT SHALL BE OBLIGED TO PAY TO LANDLORD ALL OF LANDLORD'S COSTS, OVERHEAD, ADMINISTRATION IN THE REVIEW AND APPROVAL OF SUCH WORK, AS WELL AS, ALL COSTS ASSOCIATED WITH ARCHITECTURAL OR ENGINEERING CONSULTANTS, PREPARATION OR AMENDMENT OF PLANS, THE WHOLE SUBJECT TO AN UPPER MAXIMUM CAP EQUIVALENT TO TEN PERCENT (10%) OF THE VALUE OF THE WORK AND SUBJECT TO A MINIMUM CHARGE OF TWO THOUSAND DOLLARS ($2,000.00).

        (c) Any Work by the Tenant made without the REASONABLE prior written consent of the Landlord, or which is not made in accordance with the design criteria and specifications approved by the Landlord, shall be removed by the Tenant immediately upon demand and the Leased Premises shall be restored to their previous condition by Tenant, the whole at the Tenant's cost, failing which Landlord shall have the right to remove said Work at Tenant's entire cost and Landlord shall not be responsible for damages to Tenant's property resulting from such removal.

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 14


        (d) Notwithstanding anything contained in this Article, Tenant shall not have the right to do any structural, mechanical or electrical Work in the Leased Premises.

                In the event that Tenant requests any structural, mechanical or electrical Work, Landlord, at its sole option and discretion, shall be entitled to execute said Work. Said Work shall be governed by the provisions of sub-paragraph (b) above.

                In the event that Landlord does not choose to execute said Work and consents to having Tenant execute same, then Tenant shall furnish to Landlord plans and specifications showing in reasonably complete detail the Work proposed to be carried out and the estimated cost thereof. Landlord shall, ACTING REASONABLY, approve or reject such plans and specifications within thirty (30) days after receipt of the same. If such plans and specifications are approved, all Work shall be carried out in compliance with the same. Furthermore, in the case where Tenant is authorized to carry out said Work, Tenant shall, at its cost, provide Landlord with an engineer's certificate upon completion of said Work. Any REASONABLE costs incurred by Landlord of any nature whatsoever in order to permit Landlord to approve or reject Tenant's plans and specifications shall be reimbursed by Tenant immediately upon Landlord's request. In addition to the above, Tenant shall comply with all the conditions stipulated in (a) and (c) above.

        It is agreed and understood that when completed, all Work shall be comprised in and form part of the Leased Premises and be subject to all the provisions of this Lease. Furthermore, any authorization given by Landlord to Tenant to do any Work in accordance with this Article, shall not relieve Tenant of its responsibility for the Work in question.

        Subject to the terms and conditions of this Article, in the event that the Tenant constructs a mezzanine in the Leased Premises, the Tenant will pay the amount of any increase in Taxes on the whole of the Building of which the Leased Premises form part, if such increase is caused by the construction or occupancy of said mezzanine. Furthermore, the Tenant will pay for any increase in Operating Costs resulting from the construction or occupancy of the said mezzanine.

        Tenant shall not make use or cause to be removed any part or all of the ceiling system for any purposes, including that of storage.

        Moreover, Tenant shall pay to Landlord the amount of any increase for any Taxes to the extent that such increase is directly attributable to any action by Tenant under this Article.

26.     CSST (COMMISSION DE LA SANTE ET DE LA SECURITE AU TRAVAIL DU QUEBEC)

        Tenant shall ensure itself that its contractor and/or subcontractors comply with all the requirements established by La Commission de la Sante et de la Securite au Travail du Quebec (hereinafter the "CSST") and more specifically, Tenant shall ensure itself that its contractor and/or subcontractors have instituted a safety program for its employees. Tenant shall provide proof to Landlord, upon demand, that all requirements of the CSST have been met. It is expressly understood that Tenant shall indemnify and hold Landlord harmless from any proceedings, claim or demand which could be instituted against Landlord for the failure of Tenant's contractor and/or subcontractors to comply with CSST's requirements and the Tenant shall pay upon demand any judicial or extrajudicial costs so incurred by Landlord.

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 15


27.     INSURANCE REQUIREMENTS

        Tenant shall not do or commit any act upon the Leased Premises or bring into or keep upon the Leased Premises any article which will affect the fire risk or increase the rate of fire insurance or other insurance on the Property.

        Tenant shall not commit any act upon the Leased Premises or make any use thereof which may make void or voidable any insurance on the Leased Premises or on the Building or Property and should any act so committed or any use so made by Tenant, including any unauthorized vacancy thereof, result in an increased or extra premium payable for insurance on the Leased Premises, Building or Property, then SHALL PAY SUCH INCREASE OR EXTRA PREMIUM

        Tenant shall comply with the rules and requirements of the Insurers' Advisory Organization of Canada or any successor body, and/or a loss prevention firm or consultant chosen by Landlord's insurers, and with the requirements of all insurance companies having policies of any kind whatsoever in effect covering the Property, including policies insuring against delictual liability.

        In no event shall any inflammable material, except for kinds and quantities permitted by the insurance policies covering the Property, or any explosives or radioactive material whatsoever, be taken into the Leased Premises or retained therein.

        Tenant shall take out and keep in force the following insurance:

        (a) comprehensive general liability insurance including blanket contractual liability and broad form property damage coverage, with respect to the business carried on in or from the Leased Premises and the use and occupancy thereof, for bodily injury and death and damage to property of others in an amount of at least two million dollars ($2,000,000.00) for each occurrence or such greater amount as Landlord may, from time to time, reasonably require;

        (b) an "all risks" insurance with extended coverage including the perils of fire, leakage from sprinklers and other fire protective devices, earthquake, collapse, flood and sewer back-ups in respect to furniture, equipment, inventory and stock in trade, fixtures (plate glass if appropriate) and leasehold improvements located within the Leased Premises and such other property located in or forming part of the Leased Premises, including all mechanical or electrical systems (or portions thereof) installed by Tenant in the Leased Premises, the whole for the full replacement value thereof (without depreciation) in each such instance;

        (c) Tenant's legal liability insurance in an amount equal to the replacement cost of the Leased Premises or such greater amount as Landlord may, from time to time, reasonably require;

        (d) an environmental liability policy of a coverage of at least one million dollars ($1,000,000.00); and

        (e) such additional insurance as Landlord or its insurers, acting reasonably, may from time to time require.

        All the above-mentioned policies of insurance shall (i) be in form REASONABLY satisfactory to Landlord; (ii) be placed with insurers REASONABLY

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 16


acceptable to Landlord and (iii) provide that they will not be cancelled or permitted to lapse unless the insurer notifies Landlord in writing at least sixty (60) days prior to the date of cancellation or lapse. Each such policy shall name Landlord and any other party required by Landlord, as an additional insured as their interest may appear. Each liability policy will contain a provision of cross-liability and severability of interest as between Landlord and Tenant. All other policies referred to above shall contain a waiver of subrogation rights which Tenant's insurers may have against Landlord, Landlord's insurers and any Persons for whom Landlord is responsible. Notwithstanding anything to the contrary contained in this Lease, Tenant hereby releases and waives any and all claims against Landlord and any Persons for whom Landlord is responsible with respect to occurrences which are or which are required to be insured against by Tenant hereunder. Tenant shall provide Landlord with copies of each insurance policy referred to above upon execution of said policy and at the latest fifteen (15) days prior to the Tenant's occupation of the Leased Premises. It is understood that no review or approval of any insurance certificate or policy by Landlord shall derogate from or diminish Landlord's rights under this Lease.

        Tenant agrees that if Tenant fails to take out or to keep in force such insurance Landlord may, at its sole option and discretion, do so and pay the premium therefor and in such event Tenant shall repay to Landlord the amount paid as a premium, which repayment shall be collectible as Additional Rental.

28.     CANCELLATION OF INSURANCE

        If any insurance policy mentioned in the preceding Article and/or any insurance contracted by Landlord or any part of it is cancelled and/or threatened to be cancelled by the insurer, or if the coverage under it is reduced by the insurer (TO AN AMOUNT LESS THAN THAT WHICH IS REQUIRED BY SECTION
27) because of the use or occupation of any part of the Leased Premises, and if the Tenant fails to remedy the condition giving rise to the cancellation, threatened cancellation or reduction of coverage within TEN (10) DAYS after notice from the Landlord, the Landlord may, either:

        (a) enter and take possession of the Leased Premises immediately by leaving upon the Leased Premises a notice of its intention to do so, upon which the Landlord will have the same rights and remedies that are available to him under this Lease or in virtue of the law; or,

        (b) enter upon the Leased Premises and remedy the condition giving rise to the cancellation, threatened cancellation or reduction of coverage and the Tenant will immediately pay the costs to the Landlord, together with a fee of fifteen percent (15%) of such costs representing the Landlord's overhead, which costs may be collected by the Landlord as Additional Rental, and the Landlord will not be liable for any damage caused to any property of the Tenant or others located on the Leased Premises as a result of the entry.

29.     DAMAGE OR DESTRUCTION

29..1 If the Leased Premises are at any time destroyed or damaged, the following provisions will apply:

        (i) if the Leased Premises are fit for tenancy in whole or in part, the Lease shall continue in full force and effect without abatement or diminution of any Minimum Net Net Rental or Operating Costs and Taxes;

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 17


        (ii) if the Leased Premises are rendered partly unfit for tenancy, this Lease shall continue in full force and effect, except that the Minimum Net Net Rental and Operating Costs and Taxes will abate to the extent Landlord's Architect determines that the Leased Premises cannot reasonably be used for their intended purposes;

        (iii) if the Leased Premises are rendered wholly unfit for tenancy, this Lease shall continue in full force and effect, except that Minimum Net Net Rental and Operating Costs and Taxes will fully abate, PROVIDED, HOWEVER, THAT IF SUCH CONDITION(S) ARE NOT RECTIFIED WITHIN SEVENTY-FIVE (75) DAYS, TENANT MAY TERMINATE THIS LEASE UPON TEN (10) DAYS NOTICE;

        (iv) all abatements will occur from the date of the damage or destruction until the date that the Leased Premises are delivered to Tenant;

        (v) Landlord will commence and proceed diligently to reconstruct, rebuild or repair any damage to the Leased Premises to meet Landlord's base building criteria for that Property which Landlord may modify to be consistent with the plans, specifications and design criteria for the rebuilding of the Building and/or the Leased Premises, chosen by Landlord acting reasonably;

        (vi) to restore the Leased Premises, Landlord will be under no obligation to perform work other than that stipulated in subparagraph (v) above;

        (vii) whether or not the damage to the Leased Premises may have been caused by Tenant's negligence or fault, Tenant shall commence to repair, rebuild or reconstruct, at its own cost, all leasehold improvements, fixturing and equipment in the Leased Premises within fifteen (15) days from Landlord's notice that Landlord has completed its work and Tenant shall complete said work within thirty (30) days from Landlord's notice;

        (viii) Tenant shall not be entitled to any allowance, inducement, payment or other consideration from Landlord in connection with Tenant's work described in sub-paragraph (vii) above, even if such allowance, inducement, payment or other consideration was made at the time of original construction of the Leased Premises.

29..2 Despite any provision to the contrary contained in this Lease and, specifically but without limitation, anything contained in the present Article, if the Property is totally or partially damaged or destroyed (whether the Leased Premises are affected or not), and:

        (i) in the Landlord's opinion, the damaged or destroyed portions cannot reasonably be repaired, restored or rebuilt within one
                (1) year following the occurrence without overtime or other special arrangements; or

        (ii)    INTENTIONALLY DELETED

        (iii)   less than two (2) years remain during the Term;

        then in any of the above cases, Landlord may, at its option (to be exercised by written notice to Tenant within ninety (90) days following any such occurrence) elect to terminate this Lease.

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 18


        If Landlord elects to terminate this Lease, then the following will apply:

        (iv) if the Leased Premises have been rendered wholly unfit for tenancy, the termination will take effect from the date of the damage or destruction and all Minimum Net Net Rental and Operating Costs and Taxes be adjusted to that date;

        (v) if the Leased Premises have been rendered only partly unfit for tenancy and Tenant has occupied or has been reasonably capable of occupying any part of the Leased Premises from the date of the damage or destruction, the Lease will terminate ten (10) days from Landlord's notice. All unabated Minimum Net Net Rental and Operating Costs and Taxes will be adjusted to the date of termination. Minimum Net Net Rental and Operating Costs and Taxes will abate from the date of the damage and destruction until the date of termination to the extent the Leased Premises cannot reasonably be used for their intended purposes;

        (vi) if the Leased Premises were not rendered wholly or partly unfit for tenancy, the Lease will terminate ten (10) days from Landlord's notice and all Minimum Net Net Rental and Operating Costs and Taxes will be adjusted to that date;

                If the Property is totally or partially damaged or destroyed and Landlord does not elect to terminate this Lease, subject to paragraph (viii) below, Landlord shall commence and proceed diligently to reconstruct, rebuild or repair, TO A SIMILAR STATE PRIOR TO THE OCCURRENCE OF DAMAGE OR DESTRUCTION, as necessary, those portions of the Property which have been so damaged or destroyed in accordance with Landlord's base building criteria for said Property, exclusive of obligations of tenants in respect of the Property pursuant to any lease. Furthermore, if the Leased Premises are being repaired, rebuilt or reconstructed, the provisions of the present Article relating to the Leased Premises shall apply.

        (vii) Tenant acknowledges and agrees that if Landlord does any reconstruction, rebuilding or repairing of the Property, Landlord may do any one or more of the following:

                (a) use plans, specifications and working drawings which differ from those applicable to the Property in existence prior to the damage or destruction;

                (b) PROVIDED THE LEASED PREMISES REMAIN IN A SUBSTANTIALLY SIMILAR STATE, change the configuration, design and/or size of the Property or any of its component parts to suit Landlord's needs at the time, including, without limitation, the location and size of any court, entrance, parking facility or any other Common Area or Facility;

                (c)     INTENTIONALLY DELETED.

        It is further understood and agreed that nothing herein shall oblige Landlord, under any circumstances and in any manner whatsoever, to spend an amount greater than the proceeds of insurance received by Landlord as a result of the damage or destruction described in the present Article for any reconstruction contemplated herein.

        Tenant agrees that none of the foregoing shall constitute a change of form or destination, nor shall the validity or enforceability of this Lease be

                                                       Montreal Industrial Lease
                                                                         Page 19


affected in any manner by any of the foregoing.

30.     TRANSFER CONSENT REQUIRED

        No Transfer of this Lease shall be effected by Tenant without the prior written consent of the Landlord in each instance, which consent may not be unreasonably withheld OR DELAYED.

        Landlord's refusal of consent shall be deemed reasonable (without in any way restricting Landlord's right to refuse its consent on other reasonable grounds) under the following circumstances:

        (a)     INTENTIONALLY DELETED;

        (b)     where Tenant is in default under any provisions of this Lease;

        (c) where the Landlord has reasonable grounds to believe that the proposed Transferee does not possess the financial means necessary to fulfil all its financial obligations herein, AND TENANT REFUSES TO REMAIN JOINTLY AND SOLIDARILY LIABLE TOGETHER WITH TRANSFEREE TOWARDS LANDLORD;

        (d)     where the Transfer applies to part of the Leased Premises only;

        (e) where the proposed Transferee's use of the Leased Premises violates any laws or rights granted to other tenants or retained by Landlord, or where such use may be disruptive or objectionable to other tenants or to the Landlord, or where such use shall detract from the dignity or character of the Property;

        (f) where the Landlord has not obtained the consent of a secured creditor or any Person who may have the right to approve the Transfer;

        If the Tenant intends to effect a Transfer of all or any part of the Leased Premises, with Landlord's consent, of this Lease or of any interest hereunder, then the Tenant undertakes not to print, publish, post, display or broadcast any notice or advertisement or otherwise advertise the whole or any part of the Leased Premises for purposes of a Transfer, and shall not permit any broker or other Person to do any of the foregoing, unless the complete text and format of any such notice, advertisement, or offer is first approved in writing by the Landlord. Without in any way restricting or limiting the Landlord's right to refuse any text or format on other grounds, any text or format proposed by the Tenant shall not contain any reference to the rental rate of the Leased Premises. Notwithstanding anything contained herein, no sign shall be posted, affixed, displayed or inscribed in any manner whatsoever on the Leased Premises or the Property advertising that the Leased Premises are for rent.

        If the Tenant intends to effect a Transfer of all or any part of the Leased Premises, of this Lease or of any interest hereunder, then, and as often as such event shall occur, the Tenant shall give prior written notice to the Landlord of such intent, specifying therein the proposed Transferee, providing such information with respect thereto, including without limitation, information concerning the principals thereof and as to any credit, financial or business information relating to the proposed Transferee as the Landlord or the hypothecary creditor requires, and shall pay Landlord in advance for the cost of Landlord's inquiries as well as its processing REASONABLE fee for the examination of Tenant's request, and the Landlord shall, within thirty (30) days

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 20


following Tenant's request, notify the Tenant in writing that:

        (a) it consents or does not consent to the Transfer in accordance with the provisions and qualifications of this Article;

        (b)     INTENTIONALLY DELETED.

        The mere occupation of all or part of the Leased Premises or Landlord's tolerance thereof the payment of any amount by the proposed Transferee to Landlord, or the consent to any previous Transfer shall not constitute a waiver of Tenants obligation to obtain Landlord's consent to any Transfer, nor will any of the foregoing be construed to constitute a consent by Landlord to the proposed Transfer. Nevertheless, whether or not Landlord consents to any Transfer, it may collect rent or other amounts from any proposed Transferee and apply the said amount to the amounts payable under this Lease, without in any manner prejudicing any of its rights.

        Notwithstanding any such Transfer consented to by the Landlord, no acceptance by the Landlord of any payments by a Transferee shall be deemed a waiver of the requirements contained herein or a release of the Tenant from the further performance by the Tenant of the obligations on the part of the Tenant herein contained and the Tenant shall be jointly and severally liable with the Transferee for all of the Tenant's obligations stipulated in the Lease and shall not be released from performing any of the obligations under the Lease during the Term.

        In addition to any of the requirements stipulated herein, Landlord's consent to the Transfer is conditional upon Tenant and Transferee signing with Landlord a document prepared by Landlord evidencing such Transfer, and Tenant undertakes to cause the Transferee to promptly sign said document in which Transferee shall agree to be bound directly with Landlord to all of the obligations contained in this Lease as if such Transferee had originally executed this Lease as Tenant. The above-mentioned document shall further provide that the Tenant transfers to the Transferee any rights it may have with respect to the Deposit retained by Landlord pursuant to this Lease and Tenant renounces all of its rights thereto. In addition thereto, the Transferee may be required by Landlord to supplement any security deposit given in this Lease.

        Should the Minimum Net Net Rental per square foot to be paid by a Transferee, whether in cash, goods, services or other consideration, exceed the Minimum Net Net Rental per square foot payable hereunder, then Tenant shall pay to Landlord monthly, as Additional Rental, the amount of or an amount equivalent to such excess.

        Notwithstanding anything contained in this Article, the Tenant may sublet the Leased Premises or assign the Lease to a parent, subsidiary or affiliate company without seeking the consent of the Landlord provided, however, that such sub-tenant or assignee shall remain bound jointly and severally with the Tenant for all the terms and covenants of this Lease, and provided further that Tenant shall notify Landlord in writing prior to such sublet or assignment.

        Upon the execution of this Lease and upon each succeeding anniversary date or at any sooner time requested by the Landlord, the Tenant shall deliver to the Landlord a statement, certified as being true and correct and verified by the corporate secretary, showing the names of all existing shareholders of record and their respective ownership interests as at that date. The Tenant shall, at the request of the Landlord, make available to the Landlord

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 21


for inspection or copying or both, all books and records of the Tenant which, alone or with other data, show the applicability or inapplicability of this Article. If any shareholder of the Tenant shall, after the request of the Landlord to do so, fail or refuse to furnish forthwith to the Landlord any data verified by the affidavit of such shareholder or other credible person, which data, alone or with other data show the applicability or inapplicability of this paragraph, the Landlord may terminate this Lease by giving the Tenant prior written notice of thirty (30) days of such termination.

31.     INTENTIONALLY DELEIED

31A.    NON-DISTURBANCE AGREEMENTS, USE OF RENT AND TENANT FINANCING

        Landlord agrees (a) to use commercially reasonable efforts to obtain non-disturbance agreements from holders of any mortgages which may now or hereafter affect this Lease or the Property, which non-disturbance agreements shall provide that, in the event of foreclosure, such mortgagee(s) shall abide by such leases and permit the Tenant to continue possession and quiet enjoyment of the Property, and (b) not to seek a modification of any mortgage or any other document that would result in the elimination of a non-disturbance provision or agreement then in existence. In the event that the Landlord is unable, prior to, May 31, 1997 to obtain each such non-disturbance agreement on terms reasonably satisfactory to the Tenant, the Landlord agrees to meet and confer with the Tenant as to the status of negotiations with the mortgagees and to discuss and pursue mutually agreeable procedures for obtaining such non-disturbance agreements.

        Landlord hereby covenants and agrees that unless and until Landlord has obtained for the benefit of Tenant a non-disturbance agreement from each holder of a mortgage which may now or hereafter affect this Lease or the Property, the Landlord shall apply all rent payments made by the Tenant under this Lease to the extent necessary to satisfy all monthly monetary obligations under the mortgages as they become due.

        The Landlord hereby agrees to provide any documents reasonably necessary for the Tenant to obtain any financing subsequent to the date hereof and/or in replacement of Tenant's financing existing as of the date hereof (each, a "Subsequent Financing" and each provider of financing thereunder, a "Subsequent Financier"). Without limiting the generality of the foregoing, Landlord agrees to enter, with respect top any Subsequent Financing, into AN agreement in form and substance similar to the lntercreditor Agreement pursuant to which Landlord's hypothec, if any, shall be subordinate to the lien of the Subsequent Financier.

32.     ASSIGNMENT BY LANDLORD

        Landlord declares that it may assign its rights under this Lease to a lending institution or to any Person as collateral security for a loan to Landlord and, in the event that such an assignment is given and executed by Landlord and notification thereof is given to Tenant by or on behalf of Landlord, it is expressly agreed that this Lease shall not be cancelled or modified for any reason whatsoever without the consent in writing of such lending institution or Person if such consent is required.

        This Lease and all rights of the Tenant under the Lease shall be subject to and subordinate to any Security. Tenant hereby covenants and agrees that it will, whenever reasonably required by Landlord and at Landlord's expense, consent to and become a party to any instrument

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 22


subordinating the Lease to any Security. However, no subordination by the Tenant shall have the effect of permitting the holder of any Security to disturb the Tenant's enjoyment of the Leased Premises as long as the Tenant shall comply with the covenants to be kept and performed by it under this Lease.

        The Tenant will, upon request of the Landlord or the Person holding the Security or any Person having an interest in the project, execute and deliver promptly those instruments referred to herein. However, if ten (10) days after the date of request, the Tenant has not executed and delivered them, the Tenant hereby irrevocably appoints the Landlord as the Tenant's attorney with full power and authority to execute and deliver in the name of the Tenant said instruments or the Landlord may, at its sole option and discretion, terminate this Lease upon giving Tenant a THREE (3) BUSINESS DAYS notice of its intention to do so, the whole without incurring any liability whatsoever and without prejudice to all of its other rights and recourses.

        It is agreed and understood that in the event of any sale of the Property by Landlord, then Landlord shall automatically be relieved of any and all obligations and liabilities under this Lease accruing from and after the date of such sale, PROVIDED THAT THE PURCHASER OF THE PROPERTY ASSUMES ALL OBLIGATIONS OF LANDLORD UNDER THIS LEASE..

33.     EXPROPRIATION

        If the whole or any part of the Leased Premises and/or the Property shall be condemned, expropriated or taken in any manner for any public or quasi-public use or purpose, Landlord OR TENANT may terminate this Lease by giving notice in writing to THE OTHER that the Term hereof shall expire upon the day when possession is required for such purpose and in the event of such expiration Landlord AND TENANT shall have no liability of any nature to EACH OTHER resulting from said expiration.

34.     EXTENSIONS

        PROVIDED LEASED PREMISES DO NOT SUBSTANTIALLY CHANGE the Landlord shall have the right, at its option and from time to time, to make extensions and/or additions and/or to add one or more additional floors or storeys onto all or part of the building comprising the Leased Premises, or on to any other buildings of the Property, or to add one or more buildings to the Property.

        In the event the Landlord exercises said option, the Tenant agrees to permit the Landlord to install and/or extend and/or add all the required improvements including supports, beams, wiring, piping, stairways, elevators, ramps, vents, ducts, shafts and openings for view or light and the like and to close all borrowed lights and the windows and openings which may be required to be closed as a consequence of such construction, the whole without any claims for disturbance and/or inconvenience and the like which may be caused to the Tenant, provided always that the required work is carried out within a reasonable delay and that this Article shall not absolve or release the Landlord from liability in respect of any damage or loss caused to the Tenant as a consequence of any negligence or fault of the Landlord, its employees or representatives. If the Tenant loses the use of any part of the Leased Premises during the making of such additions and/or extensions, the Tenant shall be granted a proportionate reduction in Minimum Net Net Rental as compensation for loss of use (during the period and for the area of loss of use only); all of the foregoing without any other claims by the Tenant against the Landlord for damage and loss of use.

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 23


        In the event the Landlord exercises said option, the Tenant agrees to permit the Landlord to install and/or extend and/or add all the required improvements including supports, beams, wiring, piping, stairways, elevators, ramps, vents, ducts, shafts and openings for view or light and the like and to close all borrowed lights and the windows and openings which may be required to be closed as a consequence of such construction, the whole without any claims for disturbance and/or inconvenience and the like which may be caused to the Tenant, provided always that the required work is carried out within a reasonable delay and that this Article shall not absolve or release the Landlord from liability in respect of any damage or loss caused to the Tenant as a consequence of any negligence or fault of the Landlord, its employees or representatives. If the Tenant loses the use of any part of the Leased Premises during the making of such additions and/or extensions, the Tenant shall be granted a proportionate reduction in Minimum Net Net Rental as compensation for loss of use (during the period and for the area of loss of use only): all of the foregoing without any other claims by the Tenant against the Landlord for damage and loss of use.

        Without limiting the generality of the foregoing, the Landlord hereby reserves the right, at any time and from time to time, to make changes in, additions to, subtractions from or rearrangements of the Building including, without limitation, all improvements at any time thereon, all entrances and exits thereto, PROVIDED THE LEASED PREMISES DO NOT SUBSTANTIALLY CHANGE, and to grant, modify and terminate any servitudes or other agreements pertaining to the use and maintenance of all or parts of the Building and to make changes or additions to the pipes, conduits, wires, ducts, utilities and other necessary building services in the Leased Premises which serve other premises. The Landlord agrees that in performing such alterations, it shall do so in such manner as to minimize any material interference with the Tenant's use and enjoyment of the Leased Premises. The Landlord shall not however, be responsible for any damages of whatsoever nature to Tenant except for physical damages to the Leased Premises.

35.     DEEFAULT

        The following shall be considered a default under the terms of this
Lease:

        (a) In the event that Tenant shall be in default under any provision of this Lease providing for the payment of Minimum Net Net Rental and/or Additional Rental, WHICH IS NOT CURED WITHIN TEN
                (10) DAYS OF TENANT'S RECEIPT OF A NOTICE OF SUCH DEFAULT;

        (b) In the event Tenant does not take possession of the Leased Premises or abandons or attempts to abandon the Leased Premises before the Termination Date, with or without Landlord's knowledge; or in the event the Leased Premises are used by any Person other than the Person entitled to use them hereunder; or any procedure in execution is issued pursuant to a judgment rendered against Tenant; or if an agent, receiver or trustee acting under a trust deed or other security, takes possession of the Tenant's assets and/or any equipment, fixtures, furniture or movable effects in the Leased Premises; or if the Tenant shall make a bulk sale of its goods; or if the Tenant should attempt to move its belongings out of the Leased Premises;

        (c) In the event that Tenant shall be in default in observing any covenant herein contained and/or performing any of its obligations contained in this Lease (other than a default stipulated in sub-paragraphs (a) and (b) above) and such default shall continue for fifteen (15) days after written notice

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 24


                specifying such default shall have been given by Landlord to Tenant, unless Tenant, ACTING REASONABLY AND DILIGENTLY CAN NOT, cure such default within the said delay of fifteen (15) days, in which case Tenant shall. upon written request to Landlord, be entitled to such reasonable extension of time to enable such default to be remedied.

        In the event of any default on the part of the Tenant under the terms of this Lease, Landlord shall have the right, at its sole and absolute discretion, to terminate this Lease and in addition, Landlord may, UPON FIFTEEN (15) DAYS notice forthwith enter upon and take possession of the Leased Premises AND any statute or law to the contrary notwithstanding, the whole without prejudice to and under reserve of all other rights and recourses of Landlord to claim any and all losses and damages of any nature whatsoever sustained by the Landlord by reason of or arising from any default of the Tenant including, without limitation, the expenses of reletting the Leased Premises (including the costs of any repairs, decorating, alterations or improvements necessitated thereby), as well as REASONABLE attorney's fees WHICH SHALL NOT EXCEED of fifteen percent (15%) of any amount granted by judgment. Where Landlord shall have instituted proceedings to cancel, terminate or confirm its cancellation or termination of this Lease, notwithstanding any law or custom to the contrary, Tenant, IF IN DEFAULT FOR FOUR (4) CONSECUTIVE MONTHS, shall not have any right to prevent such cancellation or termination by remedying its default or defaults subsequent to the institution of such legal proceedings.

36.     FAILURE OF TENANT TO PERFORM

        If Tenant fails to pay when due any taxes, rates, insurance premiums, charges, debts or any other amounts which it owes or has herein covenanted to pay, all such amounts shall be deemed to be and be treated as Additional Rental and payable and recoverable as Additional Rental. Landlord may pay the same and shall be entitled to charge the sums so paid to Tenant who shall pay them forthwith on demand as Additional Rental.

        All arrears of Minimum Net Net Rental and Additional Rental shall bear interest at the prime lending rate as determined by the Royal Bank of Canada on a daily basis plus four percent (4%) from the time such arrears become due until paid to Landlord.

37.     BANKRUPTCY AND INSOLVENCY

        In the event that Tenant shall be adjudicated bankrupt or make any general assignment for the benefit of its creditors, or make a proposal to its creditors, or take or attempt to take the benefit of any insolvency or bankruptcy law, or if a receiver or trustee be appointed for the property of the Tenant or any part thereof, the present Lease shall automatically terminate on the occurrence of any of the aforesaid events without further notice or delay, and Landlord shall be entitled to recover all arrears of Minimum Net Net Rental and Additional Rental as well as six (6) months of future Minimum Net Net Rental and Additional Rental or such other accelerated amount that the law may at any time provide.

38.     INDEMNIFICATION

        Except if caused directly by the negligence or fault of the Landlord, its mandatories, employees, or representatives, or by any breach or nonperformance by the Landlord of any covenant undertaken by virtue hereof, the Landlord shall not be liable nor responsible in any way for any injury of

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 25


any nature whatsoever that may be suffered or sustained by the Tenant or any other Person who may be upon the Leased Premises or for any loss of or damage to any property belonging to the Tenant or to any other Person while such property is on the Leased Premises and in particular (but without limiting the generality of the foregoing), the Landlord shall not be liable for any damage or damages of any nature whatsoever to any such property caused by the failure, by reason of a breakdown or other cause, to supply adequate drainage, or by reason of the interruption of any public utility or service or in the event of steam, water, rain or snow which may leak into, issue or flow from any part of the Property or from the water, steam, sprinkler, or drainage pipes or plumbing works of the same, or from any other place or quarter or for any damage caused by anything done or omitted by any tenant. The Landlord, however, shall use all reasonable diligence to remedy such condition, failure or interruption of service when not attributable to the Tenant, after notice of same, when it is within its power and obligation to do so.

        The Tenant will indemnify and hold Landlord harmless from and against all fines, liability, damage suits, claims, demands and actions of any kind or nature for which the Landlord shall or may become liable for or suffer by reason of:

        (a) any breach or nonperformance by the Tenant of any provision hereof; and/or

        (b) any injury (including death resulting at any time therefrom) or damage to property occasioned to or suffered by any Person including the parties hereto by reason of any such breach or nonperformance or of any wrongful act, neglect, or fault on the part of the Tenant; and/or

        (c) any damage to the Property caused by the Tenant's use and occupancy of the Leased Premises; and/or

        (d) any injury to any Person including death, sickness and diseases resulting at any time therefrom, whether caused by a virus, bacteria or any substance brought upon the Leased Premises and manipulated by Tenant and/or located on or about the Leased Premises; and/or

        (e) any injuries, damages or costs relating to any environmental impairment arising out of the occupancy of the Leased Premises.

        Such indemnification by the Tenant for any of the above items shall survive the termination of this Lease, anything in this Lease to the contrary notwithstanding.

39.     DISTURBANCE

        Notwithstanding anything to the contrary stipulated in the present Lease, the Tenant will not hold the Landlord in any way responsible for any damages or annoyance which the Tenant may sustain through the fault of any tenant who occupies any premises adjacent to, near, above or under the Leased Premises. and renounces any claims it may have against the Landlord pursuant to
Article 1636 of the Civil Code of Lower Canada.

40.     NONWAIVER

        The failure of Landlord OR TENANT to insist upon a strict performance of any of the terms hereof shall not be deemed a waiver of any rights or remedies that Landlord OR TENANT AS APPROPRIATE, may have and shall not be

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 26


deemed a waiver of any subsequent default by Tenant OR LANDLORD (AS APPROPRIATE) of any such terms.

41.     WAIVER OF COMPENSATION

        The Tenant hereby waives and renounces any and all existing and future claims, offsets and compensation against any Minimum Net Net Rental or Additional Rental due hereunder and agrees to pay such Minimum Net Net Rental and Additional Rental on their respective due dates, regardless of any claim, offset or compensation which may be asserted by the Tenant or on its behalf, except to the extent permitted hereunder.

42.     IMPUTATION OF PAYMENTS

        No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Minimum Net Net Rental and Additional Rental shall be deemed to be payments on account of the earliest stipulated Minimum Net Net Rental and Additional Rental, nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as rent deemed as acknowledgement of full payment or an agreement or acquiescence of or to the terms thereof, and the Landlord may accept and cash such cheque or payment without prejudice to the Landlord's right to recover the balance of such rental or pursue any other remedy provided in this Lease. The Landlord may, at its option, apply sums received from the Tenant against any amounts due and payable by the Tenant under this Lease in such manner as the Landlord sees fit.

43.     CUMULATIVE REMEDIES

        No reference to or exercise of any specific right or remedy by the Landlord shall preclude the Landlord from or prejudice the Landlord in exercising any other right under this Lease or pursuing any other remedy or maintaining any action to which it may otherwise be entitled at law.

44.     UNAVOIDABLE DELAY

        Save and except for any monetary obligation under this Lease, Landlord and Tenant shall not be liable for failure or delays in performing any of their obligations hereunder should such failure or delay be caused by any event (excluding the financial conditions of either party) which is beyond the reasonable control of either party including, without limitation, cas fortuit, force majeure, strikes, lockouts, labour troubles, inability to procure materials, restrictive governmental rules, regulations, orders or bankruptcy of contractors.

        Without limiting the generality of the foregoing and in particular, it is understood and agreed that whenever and to the extent that the Landlord shall, AFTER REASONABLE ATTEMPTS TO MITIGATE, be unable to fulfil, or shall be delayed or restricted in the fulfilment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfil such obligation, or by reason of any statute, law or order in council or any regulation or order passed or made pursuant thereto or by reason of the order or directive of any competent authority having jurisdiction over the Property, or inability to obtain any required authorization therefrom, or by reason of any other cause beyond its REASONABLE control, the Landlord shall be entitled to extend the time for fulfilment of such obligation by a time equal to the duration of such delay or restriction, and the Tenant shall not be entitled to compensation for any damages of whatsoever nature arising therefrom.

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 27


45.     MANAGEMENT OF THE PROPERTY

        The Tenant hereby acknowledges to the Landlord that the Property may be managed by any party other than the Landlord, as the Landlord from time to time may in writing designate and, to all intents and purposes, any manager so designated shall be the party at the Property authorized to deal with the Tenant. All payments to Landlord in virtue of this Lease shall be made by cheque payable to the Landlord in full unless otherwise specified in writing by Landlord to Tenant.

46.     RULES AND REGULATIONS

        There is a schedule of rules and regulations annexed hereto as Schedule "E" and the Tenant binds and obliges itself to abide by the said rules and regulations.

        The Landlord shall have the right to amend and/or rescind the rules and regulations in Schedule "E" from time to time and to make any other reasonable rules and regulations not contrary to the spirit and intent of this Lease as, in its discretion, may from time to time be needful for the safety, care, cleanliness and proper administration of the Property including the Leased Premises, and for the preservation of good order therein, and the same shall be observed and performed by the Tenant and by its customers, and all such rules and regulations now or hereafter to be established by the Landlord as herein provided shall form part of this Lease as if recited at length herein and any such new rules and regulations shall be binding upon Tenant upon written notification from Landlord.

        Furthermore, in the event that Tenant does not comply with the rules and regulations, Landlord shall have the right, without notice, to enter the Leased Premises and execute any work necessary to rectify Tenant's noncompliance, the cost of which shall immediately, upon Landlord's request, be payable by Tenant as Additional Rental. It is agreed and understood that the terms and conditions of this Lease shall prevail over any of the terms of the rules and regulations.

47.     COMPLIANCE WITH LAWS AND REGULATIONS

        The Tenant shall, at its own expense, promptly comply with the requirements of every applicable statute, law and ordinance and with every applicable lawful regulation or order with respect to the removal of any encroachment placed by the Tenant, or to the condition, equipment, furniture, fixtures, maintenance, or use, or occupation of the Leased Premises, including the making of any alteration, addition in or to any structure upon, connected with or appurtenant to the Leased Premises, whether or not such alteration be structural or be required on account of any particular use to which the Leased Premises or part thereof may be put and whether or not such requirement, regulation or order be of a kind now existing or within the contemplation of the parties hereto; and shall comply with any applicable regulation, recommendation or order of the Insurers' Advisory Organization of Canada, or any body having similar functions or of any liability or fire insurance company by which the Landlord and/or the Tenant may be insured.

48.     WINDOW COVERINGS

        In order to preserve a more uniform and attractive appearance of the Property for the benefit of all the tenants, the Tenant herein binds and obliges itself to place vertical blinds for air porosity, over all windows which are located in the front of the Building or on any side of the Building which faces a public street and where such windows are for other than office areas, such vertical

                                        Montreal Industrial Lease
                                        Page 28


blinds shall remain drawn at all times.

49.     PERMITS AND LICENSES

        The Tenant shall obtain all necessary permits and licenses required for the occupancy and carrying on of its business, the Landlord making no representations or warranties whatsoever as to whether said permits and licenses may be obtained by Tenant. Should the Tenant fail to obtain any required permit and/or license, it shall nevertheless remain bound to perform all of its obligations pursuant to the present Lease including, without limitation, payment of Minimum Net Net Rental and Additional Rental.

50.     EXPIRATION OF LEASE

        Tenant shall, at the expiration or sooner termination of the Term, peaceably surrender and yield up unto Landlord, who shall become absolute owner thereof, the Leased Premises together with all buildings, alterations, additions, erections, leasehold improvements, repairs and installations, including the air-conditioning and heating system, done or made by the Tenant, both movable and immovable, except the equipment and furniture belonging to Tenant which must be removed at Tenant's expense on or before the expiration of the Lease. Tenant shall repair any and all damages caused to the Leased Premises and/or to the Building as a result of such removal, using materials equal in quality to that of the damaged materials, failing which Landlord may do so at Tenant's expense.

        Notwithstanding the above, Landlord may at its option advise Tenant in writing that he does not wish the ownership of all or any part of the above described property, in which case Tenant shall remain owner of such property refused by Landlord and shall, at its own expense, immediately remove such property and repair any damage to the Leased Premises and/or the Building caused by the original installation and/or removal, using materials equal in quality to that of the damaged materials, failing which Landlord may do so at Tenant's expense.

        If Tenant leaves any equipment or furniture in the Leased Premises following the expiration of the Term, it is understood that Landlord may then, at its option, either accept full and absolute ownership of same and may use it or dispose of it as Landlord determines, without compensation payable to Tenant and without incurring any liability to Tenant, or Landlord may dispose of same as it sees fit, at Tenant's expense, without incurring any liability to Tenant.

        If the Tenant has failed to fulfil its obligations under this lease with respect to the maintenance, repair and alteration of the Leased Premises and removal of improvements and fixtures from the Leased Premises during or at the end of the Term, such obligations and the Landlord's rights in respect thereto shall remain in full force and effect notwithstanding the expiration or sooner termination of the Term.

51.     MOVEABLE HYPOTHEC

        IN ORDER TO GUARANTEE THE FULL AND PROPER PERFORMANCE OF ALL OF THE OBLIGATIONS TO BE PERFORMED BY TENANT UNDER THIS LEASE, TENANT HEREBY UNDERTAKES TO EXECUTE IN FAVOUR OF LANDLORD SIMULTANEOUSLY WITH THESE PRESENTS, A DEED OF MOVEABLE HYPOTHEC, WHICH SAID HYPOTHEC, SUBJECT TO THE TREATMENT SET FORTH IN THE LANDLORD AGREEMENTS ATTACHED HEREWITH OR ANY OTHER AGREEMENT ENTERED IN CONNECTION WITH A SUBSEQUENT FINANCING, SHALL RANK AHEAD OF ALL OTHER HYPOTHECS OR RIGHTS OF ANY NATURE OF ANY AND ALL OTHER CREDITORS, ON THE UNIVERSALITY OF THE MOVEABLE PROPERTY OF TENANT, PRESENT OR FUTURE, CORPOREAL OR NON-CORPOREAL, SITUATED IN OR NEAR THE LEASED PREMISES IN THE BUILDING, OR WITH RESPECT TO THE OPERATION OF BUSINESS OF

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 29


TENANT IN THE LEASED PREMISES, WHICH SAID HYPOTHEC SHALL BE A CONTINUING GUARANTEE BY TENANT IN FAVOUR OF LANDLORD IN ORDER TO SECURE MINIMUM NET NET RENTAL AND ADDITIONAL RENTAL THROUGHOUT THE TERM OF THIS LEASE AND ANY RENEWAL PERIOD THEREOF. THE SAID DEED OF MOVEABLE HYPOTHEC TO BE EXECUTED BY TENANT SHALL BE THAT DOCUMENT HERETO ATTACHED AS SCHEDULE "F".

52.     DOMICILE  AND NOTICES

        The Tenant hereby elects domicile at the Leased Premises for the purpose of service of any writs of summons or other legal document in any action or proceeding whatsoever by the Landlord against the Tenant.

        Any notice or demand given by Landlord to Tenant or by Tenant to Landlord pursuant to the present Lease shall be deemed to be duly given if served upon the Tenant or Landlord personally, or if delivered or mailed by prepaid certified or registered mail to:

        (a)     LANDLORD:   6500 Trans Canada  Highway, SUITE 210
                            St.  Laurent, Quebec H4T 1X4

        (b)     TENANT:     At the Leased Premises

        Landlord may, by notice in writing to the Tenant, change the address to which any notice or demand intended for the Landlord shall be addressed. Tenant may, by notice in writing, require that a copy of any writ of summons or other legal document or proceeding and a notice or demand served on the Leased Premises be mailed by regular mail to an additional address.

53.     SUCCESSORS AND ASSIGNS

        This Lease shall enure to the benefit of Landlord's or Tenant's respective heirs, executors, administrators, successors and assigns.


54.     DESCRIPTIVE HEADINGS

        Any descriptive headings appearing in this Lease have been inserted as a matter of convenience and reference only and in no way define, limit or enlarge the scope or meaning of this Lease or any provisions hereof.

55.     GOVERNING LAW / SEVERABILITY

        The present Lease shall be construed and governed by the laws of the Province of Quebec. Should any provision of this Lease be or become illegal or not enforceable, it shall be considered separate and severable from the present Lease and the remaining provisions shall continue in full force and effect and be binding upon the parties hereto as though said provisions had never been included. In this Lease, singular words shall be interpreted as including the plural and vice versa and the words of masculine gender shall be interpreted as including the feminine gender. Where more than one landlord or tenant is referred to or when Tenant shall be of feminine gender or a corporation, all the proper grammatical changes shall be inferred.

56.     COST OF PREPARATION, REGISTRATION AND RADIATION

        THE PARTIES HERETO UNDERTAKE TO EXECUTE A DUPLICATE SHORT FORM LEASE FOR THE PURPOSES OF REGISTRATION ONLY, IN CONFORMITY WITH THE SHORT FORM LEASE SET OUT AT SCHEDULE "G". THE PARTIES AGREE THAT, EXCEPT FOR THE SOLE PURPOSE OF REGISTRATION, THE PARTIES SHALL BE EXCLUSIVELY GOVERNED BY

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 30


THE TERMS OF THIS LEASE.

        In addition, Tenant shall, at its own cost, at the expiration of the Term, radiate the registration of the Lease from the Index of Immovables.

        In the event the said registration is not radiated within thirty (30) days from the expiration of the Term, Tenant hereby irrevocably appoints the Landlord as the Tenant's attorney with full power and authority to execute in the name of the Tenant any documents and instruments required to effect the said radiation of the registration of the Lease from the Index of Immovables and Tenant further authorizes Landlord to deliver the said instruments and documents to the appropriate Registry Office for the purpose of effecting all the appropriate registrations and radiations. The cost of the preparation of said documents and instruments as well as the cost of registering said documents and instruments shall be borne by Tenant.

57.     BROKERAGE COMMISSION

        The Landlord and Tenant hereby guarantee that no brokerage commission or charges are owing to any broker or brokerage company with respect to the present transaction.

        Tenant shall indemnify and hold Landlord harmless from any and all brokerage claims as described above.

58.     SCHEDULES

        Schedules "B", "D", "E", "F" AND "G" hereto form an integral part of this Lease.

59.     CERTIFICATE OF INCORPORATION

        Where Tenant is a corporation, Tenant undertakes to remit to Landlord upon the signing of the Lease, a copy of its Certificate of Incorporation.

60.     ENTIRE AGREEMENT

        Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless agreed to in writing by the parties. THE PARTIES AGREE THAT UPON SIGNATURE OF THIS LEASE, THIS LEASE WILL SUPERSEDE ALL OTHER LEASES EXECUTED BETWEEN THE PARTIES HERETO IN RESPECT TO THESE LEASED PREMISES AND SHALL BE THE ONLY VALID AND BINDING LEASE BETWEEN THE PARTIES.

                                                       MONTREAL INDUSTRIAL LEASE
                                                                         PAGE 31


        61.     LANGUAGE

        Each of the parties does hereby confirm that it has expressly required that this contract, as well as any document related hereto, be drawn up in the English language. Chacune des parties confirme par les presentes avoir expressement demande que le present contrat, ainsi que tous les documents y afferent, soient rediges en anglais.


        IN WITNESS WHEREOF THE LANDLORD HAS SIGNED AT ST. LAURENT, QUEBEC, THIS 7 DAY OF March 1997.


                                              ZMD SPORTS INVESTMENTS INC.


                                              Per: [Illegible]
                                                   ---------------------------

[Illegible]
-----------------------------
Witness


[Illegible]
-----------------------------
Witness



        IN WITNESS WHEREOF THE TENANT HAS SIGNED AT THIS 8th DAY OF April, 1997.


                                              SPORT MASKA INC.


                                              Per: [Illegible]
                                                   ---------------------------



-----------------------------
Witness


[Illegible]
-----------------------------
Witness

        SCHEDULE "B"

EXTRACT OF A CERTIFICATE OF LOCATION DATED AUGUST 25, 1989:

L'emplacement est designe sous le numero CENT, subdivision QUATRE-VINGT-QUATRE (100-84) dn cadastre de la paroisse de Notre-Dame-de-Saint-Hyacinthe, division d'enregistrement de Saint-Hyacinthe, et peut etre plus particulierement decrit comme suit:

        Borne au nord-est par les lots 100-65 et 100-66 (avenue Hubert), au sud-est par le lot 100-67 (rue St-Charles), au sud-ouest par les lots 99-2 et 99-3, au nord-ouest par le lot 100-78; mesurant, successivement, dix-sept metres et soixante-huit centiemes (17,68 m), onze metres et vingt et un centiemes (11,21 m) suivant un arc engendre par un rayon de quarante-huit metres et soixante-dix-sept centiemes (48,77 m), quarante-huit metres et cinquante et un centiemes (48,51 m), cent quarante et un metres et quatre-vingt-quinze centiemes (141,95 m) le tout le long d'une ligne brisee au nord-est, quarante-huit metres et soixante-cinq centiemes (48,65 m) au sud-est, deux cent dix-sept metres et quatre-vingt-quinze centiemes (217,95 m) au sud-ouest, trente-six metres et treize centiemes (36,13 m) au nord-ouest; contenant, en superficie, neuf mille neuf cent soixante-dix-sept metres carres et deux dixiemes (9 977,2 m^2)

                                  SCHEDULE "D"

                         MEASUREMENT OF LEASED PREMISES

        The Leased Premises are measured (i) from the furthest exterior face of the exterior walls, and the centre line of all interior walls separating the Leased Premises from adjoining leasable premises as designated by Landlord, and/or Common Areas, hereinafter defined, with no deduction for space occupied by projections, structures, or columns, structural or nonstructural where applicable; and (ii) by adding to the square footage obtained in (i) above, a number of square feet corresponding to a proportion of the Common Areas attributed to Tenant, which proportion is calculated as follows:

        The proportion comprised by the total Common Area expressed as a percentage of the total net Building area (total gross building area minus total Common Area) multiplied by the area of the Leased Premises as calculated in (i) above. For the purpose of these presents "Common Area" means:

        (a) those areas, facilities, utilities, and installations in the Property which, from time to time, are not designated or intended by the Landlord to be leased to tenants of the Property, and

        (b) those areas, facilities, and installations which serve or are for the benefit of the Property, whether or not located within, adjacent to, or near the Property and which are designated from time to time by the Landlord as part of the Common Areas of the Property. Common Areas include, without limitation, all areas, facilities, utilities, and installations which are provided or designated (and which may be changed from time to time) by the Landlord for the use or benefit of the tenants, their employees, customers and other persons permitted by the Landlord in common with others entitled to the use or benefit hereof in the manner for the purposes permitted by the lease.

                                  SCHEDULE "E"

                              RULES AND REGULATIONS

1. The Landlord reserves entire control of the sidewalks, entries, corridors and passages; washrooms and lavoratories; fan rooms, janitor's closets, electrical closets and other closets; stairs, flues, stacks, pipe shafts, and ducts; the whole not within the Leased Premises, and of all parts of the Building employed for the common benefit of the Tenants, and shall have the right to place such signs and appliances therein, as they may deem advisable, provided that ingress to and egress from the Leased Premises is not impaired thereby.

2. The Landlord shall have the exclusive right to prescribe the weight and proper positions of metal safes or machinery as well as the right to prescribe the weight and position of any floor load. All damage done to the Building or the Leased Premises by moving or using heavy equipment of any description or furniture contrary to the Landlords' prescriptions shall be repaired at the expense of the Tenant. No such equipment or furniture shall be moved unless a time therefor has been arranged with and consented to by the Landlord.

3. The Tenant shall not permit the introduction into the Leased Premises or the Building of any machine or mechanical device of any nature whatsoever which may be liable to cause objectionable noise or vibration or be injurious to the Leased Premises or Building.

4.      Canvassing, soliciting and peddling in the Building are prohibited.

5. Furniture, bulky articles and construction materials which the Tenant may require from time to time for the construction of internal partitions or for the purpose of effecting alterations or improvements, the whole provided Tenant has obtained Landlord's approval pursuant to the Article of this Lease entitled "Improvements and Alterations", shall be carried to the Leased Premises at such hour and in such manner as the Landlord may reasonably designate. Any damage which may be caused to the Building or the Leased Premises by the carrying of such furniture, bulky articles or construction materials to or from the Leased Premises shall be at the responsibility and cost of the Tenant.

6. Any hand trucks, carryalls, or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Landlord shall require.

7. If any apparatus used or installed by the Tenant requires a permit as a condition for its installation, the Tenant must file a copy of such permit with the Landlord.

8. The Tenant shall give the Landlord prompt written notice of any accident to or defect in water or gas pipes, heating or sprinkler system in the demised Leased Premises, of which he is aware.

9. The Tenant shall not place any additional locks upon any doors of the Leased Premises or the Building without the written consent of the Landlord.

10. No animals or birds shall be brought or kept in or about the Leased Premises or the Building.

11. No auction sales shall be allowed in the Leased Premises or the Building.

12. The water closets and other water apparatus of the Building or Leased Premises shall not be used for any purpose but those for which they are constructed. and no sweepings, rubbish, rags, ashes, chemicals or other substances shall be thrown therein.

13. The Tenant shall not permit any employees to smoke or congregate in the halls (if any) of the said Building.

14. The Tenant, when closing the premises, during the day or evening, shall have all windows closed, to avoid possible damage from fire, storms, rain or freezing, and will not shut off the radiators and/or baseboard heaters

                                                       MONTREAL INDUSTRIAL LEASE
                                                                    SCHEDULE "E"
                                                                          PAGE 2


        when the premises are locked.

15. The Tenant shall follow such instructions, if any, as Tenant may from time to time receive from Landlord relating to the maintenance and care of the heating, ventilating and air-conditioning equipment installed within the Leased Premises.

16.     Front Signage

        The Tenant may identify his business with a front sign, the whole provided Tenant complies with the conditions stipulated hereunder:

        (a)     Letter: individual to the Tenant's style.

        (b)     Height: 24".

        (c)     Permitted materials - plastic, composite or solid
                                    - rustproof metal, composite or solid.

        (d)     Lighting (optional) - integrated
                                    - halo-lit (back-lighting)

        (e)     Lighting control    - dedicated circuit
                                    - photo-cell switch, timer switch or manual
                                      switch

     Before the fabrication of any signage, the Tenant must obtain the written approval of the Landlord. A request for approval must be accompanied by the following information:

        (a)     Elevation plan indicating the proposed sign -- (Scale - 3/8" =
                1').

        (b) Sign dimensions: height, length, thickness, and distance from wall.

        (c)     Construction and installation details.

        (d) Material and finish specifications (use of styrofoam is prohibited).

        (e)     Colour specifications.

        (f)     Lighting specifications: number of amperes, volts and circuits.

        (g) Name of designer and of fabrication and installation contractors.

        (h)     Request for Municipal permit.

        (i) Any other additional information that the Landlord may require to study a particular sign request.

        Furthermore, Tenant shall only be entitled to purchase any signage approved from the following suppliers which may be changed by Landlord from time to time:

        Enseignes Trans Canada Signs Inc.
        9310 Parkway
        Ville d'Anjou, Quebec
        H1J 1W7

        Claude Neon Limitee
        1855 Hymus Boulevard
        Dorval, Quebec
        H9P 1J8

        Enseicom Inc.
        1700 Claire Crescent
        Lachine, Quebec
        H8S 1A2

17.     Facade and secondary windows

        (a)     All front windows must have off-white vertical blinds.

        (b) Adjustment of vertical blinds of front windows of storage space must be half closed.

        (c) All windows, including secondary windows, must be washed by Tenant at its cost, at least twice a year on both the interior and exterior faces.

                                                       MONTREAL INDUSTRIAL LEASE
                                                                    SCHEDULE "E"
                                                                          PAGE 3


18.     Miscellaneous signage

        Miscellaneous traffic and "no parking" signs are supplied and installed by the Landlord.

19.     Garbage container

        (a) The Tenant must provide the garbage container which best satisfies its business activity so that the size and water tightness retain all garbage without affecting the environment.

        (b) The Tenant must assure that the container is neatly located on the designated area and that the lids are kept closed.

20.     Exterior storage

        (a) It is strictly forbidden to store anything outside the Building, even on a temporary basis.

        (b) Used boxes, pallets must be kept inside the Building until collected for disposal.

21.     Special installations

        Tenant must obtain Landlord's approval prior to the installation of any equipment, machinery, fixtures and furniture which have to be attached to, mounted to or pierced through any element of the Leased Premises and/or the Building. Furthermore, Tenant must obtain Landlord's approval prior to the installation of any equipment, tank and any other item that Tenant wants to install outside the Building (hereinafter the "Special Installation").

        Any request for the approval of a Special Installation must be submitted in writing along with the technical drawings or pertinent data which can easily identify the specific nature of the installation. Furthermore, Special Installation must conform to terms and conditions stipulated in the lease.

        Following completion of a Special Installation which conforms to preceding authorization, the Landlord will proceed, at Tenant's cost, with the inspection of the installation for final acceptance.

                                  SCHEDULE "F"

        MEMORANDUM OF AGREEMENT OF HYPOTHEC ON UNIVERSALITY OF MOVEABLE
PROPERTY.

          BY AND BETWEEN:               ZMD SPORTS INVESTMENTS INC., a body
                                        politic and corporate, duly
                                        incorporated, having its head office and principal place of business in Montreal, Quebec herein acting and represented by Michael Zunenshine its duly authorized representative

                                        (hereinafter the "Landlord")

          AND: SPORT MASKA INC., a body politic and corporate, duly incorporated, having its head office and principal place of business in Montreal, Quebec, herein acting though and represented by Russell
                                        J. David, its Vice President - Finance
                                        hereunto duly authorized as he so
                                        declares,

                                        (hereinafter called "Tenant")

        WHEREAS the Landlord and Tenant have entered into a lease for those certain premises located at 15855 HUBERT STREET, ST. HYCACINTHE, QUEBEC (the "Premises") signed by the Landlord on the 7 day of April 1997, signed by the Tenant on the 8 day of April 1997 (the "Lease"):

        WHEREAS the Tenant has agreed to grant the Landlord security on its moveable property as security for the full and due performance of all its obligations under the Lease including, without limitation, the payment of all rentals and additional rentals;

        WHEREFORE, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1.      PREAMBLE

        The preamble hereto shall form part hereof as though fully recited at length herein.

2.      HYPOTHEC

        In order to guarantee the full and proper performance of all of the obligations to be performed by the Tenant under the Lease, including, without limitation, the payment of all rent, additional rental and any other sums payable by the Tenant under the Lease, the Tenant hereby grants to the Landlord a hypothec in favour of the Landlord in the amount of TWO MILLION TWO HUNDRED SEVENTY-SIX THOUSAND EIGHT HUNDRED TWENTY DOLLARS AND NINETY CENTS ($2,276,820.90) on the moveable property of the Tenant, both present and future, and constituting the universality or universalities hereinafter described, including all property of the same nature acquired as replacements for the said properties:

        Description

        (a) the universality of all moveable improvements, equipment, machinery, furniture and trade fixtures of every kind, present and future, located on or upon the Premises or used directly or indirectly in connection with the business of the Tenant carried on at the Premises, including all indemnities or proceeds paid under insurance contracts or policies pertaining to or covering such moveables; and

        (b)     INTENTIONALLY DELETED.

        (c) all of Tenants right, title and interest in, to and under the Lease and in and to the Premises.

                                                           Schedule "F" to Lease
                                                      Moveable Hypothec - Page 2


        The hypothec constituted herein is not and shall not be construed as being an open or floating hypothec pursuant to the provisions of the Civil Code of Quebec.

3.      COSTS AND FEES

        The Tenant shall pay the costs and fees OF PUBLICATION OF THE HYPOTHEC CREATED HEREBY AND THE OUT OF POCKET COSTS OF THE LANDLORD WITH REGARD TO the renewal, notice, hypothecation, renunciation, quittance or mainlevee with respect thereto.

4.      REPRESENTATIONS OF THE TENANT

        The Tenant hereby agrees that it shall not, OUTSIDE OF THE ORDINARY COURSE OF BUSINESS, sell, transfer or alienate all or SUBSTANTIALLY ALL of the property hypothecated herein without the prior written consent of the Landlord, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD.

        In the event of a transfer or alienation of the property to which the Landlord has granted its consent, the Tenant shall formally advise the Landlord by way of a written notice containing the name of the vendor and the purchaser and a description of the property sold. This notice must be accompanied by a copy of all deeds and documents relating to the sale, transfer or alienation of property, together with a certified copy of the inscription of a notice of conservation of the hypothec under the name of the purchaser with proof of transmission of such notice to the purchaser. In addition to the foregoing, it shall be required that any new PURCHASER shall be required to assume, solidarily with the Tenant, all of the obligations of the Tenant contained in the Lease.

5.      LEASE OF PROPERTY HYPOTHECATED

        The Tenant shall not, without the prior written consent of the Landlord, lease the property hypothecated in whole or in part.

6.      MOVEMENT OF PROPERTY HYPOTHECATED

        The Tenant shall not, without the prior written consent of the Landlord, change the location of the property hypothecated unless SUCH CHANGE IS MADE, in the ordinary course of the enterprise of the Tenant.

7.      INTENTIONALLY DELETED

8.      ADDITIONAL HYPOTHEC

        If the Landlord should so require, the Tenant hereby obliges itself to consent to any additional hypothec which the Landlord may judge necessary or useful in order to maintain the value of the guarantees accorded by these presents.

9.      ENTERPRISE

        The Tenant hereby expressly obliges itself for the duration of the present agreement to continue to exploit its enterprise in the ordinary course of business and not to do anything which would have as its object the cessation of the activities of ITS enterprise or the liquidation of its property.

        The Tenant shall administer and operate its enterprise in a proper and efficient manner and shall respect all the standards of financing agreed to with the Landlord.

10.     DEFAULTS

                                                           Schedule "F" to Lease
                                                      Moveable Hypothec - Page 3


        The Tenant shall be in default under the terms of these presents where:

        (a) the Tenant has defaulted in the performance of its obligations contained in the present Agreement;

        (b) there has been DEFAULT under the Lease, including the non-payment of Basic Rent, Additional Rent and any other sums which may be due by the Tenant to the Landlord under the Lease;

        (c) any steps are taken or any action or proceedings are instituted by any person for the dissolution, winding-up or liquidation of the Tenant or its assets and Tenant is not diligently proceeding to have same dismissed;

        (d) the Tenant has made a MATERIAL representation herein or in the Lease which proves untrue or incomplete.

        In the Event of Default, the Landlord shall have the right under reserve of all other rights and recourses herein contained or by law;

        (a) to require the immediate payment of the full amount of any sums which may be due or become due under the Lease in capital, interest, costs and accessories;

        (b) to demand the execution of any obligation not respected by the Tenant;

        (c) to exercise all hypothecary recourses which may be conferred upon it by law.

11.     TIME OF ESSENCE

        Time shall be the essence of this Agreement and every part hereof.

12.     PROPER LAW

        This Agreement shall be construed in accordance with the laws of the Province of Quebec.

13.     SEVERABILITY

        The invalidity of any provision of this Agreement or any covenant herein contained on the part of any party hereto shall not affect the validity of any other provision or covenant hereof or herein contained.

14.     BINDING AGREEMENT

        This Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto.

15.     NOTICE

        Any notice or any communication required or permitted to be given to any party pursuant to any of the provisions of this Agreement shall be sufficiently given if such notice or other communication is in writing and is delivered to such party personally, or mailed by registered mail, postage prepaid, addressed to such party as follows:

        TO Landlord:     6500 Trans Canada Highway
                         Suite 210
                         St. Laurent, Quebec H4T 1X4

        TO THE Tenant:   At the Premises, any other place of business of

                                                           Schedule "F" to Lease
                                                      Moveable Hypothec - Page 4


                         the Tenant or to any principal, officer or director of the Tenant or to such other address of such party as any of them may from time to time notify the other parties in the manner hereinbefore provided, and any such notice, or other communications shall be deemed to have been received by any such party when delivered to it or to him, or if mailed as aforesaid, on the fifth (5th) business day following the date of mailing. In the event of an interruption or slow down in the postal system, all notices shall be delivered.

16.     LANGUAGE

        The parties hereby confirm that they have requested that the present document be drafted in the English language. Les parties confirment par les presentes qu'elles on demande que le present document soit redige dans la langue anglaise.

        IN WITNESS WHEREOF THE LANDLORD HAS SIGNED AT ON THIS 19 DAY OF March, 1997.

                                     ZMD SPORTS INVESTMENTS INC.

                                     Per: [Illegible]
                                          --------------------------------

Edith L. [Illegible]
-----------------------------------
Witness

[Illegible]
-----------------------------------
Witness


        IN WITNESS WHEREOF THE TENANT HAS SIGNED AT ON THIS 8TH DAY OF April, 1997.

                                     SPORT MASKA INC.

                                     Per: [Illegible]
                                          --------------------------------


-----------------------------------
Witness

[Illegible]
-----------------------------------
Witness

                                                                      Schedule G

                                  DEED OF LEASE


LEASE entered into as of ____ day of April, nineteen hundred and ninety-seven
(1997)

BETWEEN: ZMD Sports Investments, Inc., a body politic and corporate, duly incorporated, having its head office and principal place of business in Montreal, Quebec, herein acting and represented by Michael Zunenshine, its duly authorized representative (hereinafter called the "Landlord")

AND: Sport Maska Inc., a body politic and corporate, duly incorporated, having its head office and principal place of business in Montreal, Quebec, herein acting through and represented by Russell J. David, its Vice President-Finance hereunto duly authorized as he so declares (hereinafter called the "Tenant")

1.      DESCRIPTION OF THE PREMISES

        Landlord, in consideration of the rents, covenants and agreements herein contained on the part of Tenant to be paid, kept and performed, does hereby lease to Tenant and Tenant does hereby hire and take from Landlord the space (hereinafter referred to as the "Premises"):

                Borne au nord-est par les lots 100-65 et 100-66 (avenue Hubert), au sud-est par le lot 100-67 (rue St-Charles), au sud-ouest par les lots 99-2 et 99-3, au nord-ouest par le lot 100-78; mesurant, successivement, dix-sept metres et soixante-huit centiemes (17,68 m), onze metres et vingt et un centiemes (11,21 m) suivant un arc engentre par un rayon de quarante-huit metres et soixante-dix-sept centiemes (48,77 m), quarante-huit metres et cinquante et un centiemes (48, 51 m), cent quarante et un metres et quatre-vingt-quinze centiemes (141,95 m) le tout le long d'une ligne brisee au nord-est, quarante-huit metres et soixante-cinq centiemes (48,65 m) au sudest, deux cent dix-sept (metres et quatre-vingt-quinze centiemes (217,95 m) au sudouest, trente-six metres et treize centiemes (36,13 m) au nord-ouest; contenant, en superficie, neuf mille neuf cent soixante-dix-sept metres carre et deux dixie-mes (9 997, 2m^2)

2.      MODE OF ACQUISITION

        [TO BE COMPLETED BY ZMD]

3.      CHARACTERIZATION OF RIGHT

        A lease of a non-residential immoveable.

4.      TERM OF LEASE

        The term of this lease shall commence on April __, 1997 and shall expire at 11:59 p.m. on January 31, 2005, unless the said term shall sooner be terminated under the provisions hereof.

5.      EXTENT OF RIGHT

        USE OF PREMISES

        The Premises hereby leased shall be used and occupied by Tenant solely offices, warehousing, manufacturing and distribution.

        GOVERNING LAW

        The present lease shall be construed and governed by the laws of the Province of Quebec.

        Executed in Montreal as of the ____ day of April, 1997.


                                            ZMD SPORTS INVESTMENTS, INC.


                                            Per:
       ----------------------------             --------------------------------
       Witness                                    Michael Zunenshine
                                                  [title]


       Executed in New York, New York, U.S.A., as of the ____ day of April,
       1997.


                                            SPORT MASKA, INC.


                                            Per:
       ----------------------------             --------------------------------
       Witness                                    Russell J. David
                                                  Vice President-Finance


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